UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.        )

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MORGAN STANLEY

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Notice of 2006 Annual Meeting of Shareholders

2000 Westchester Avenue

Purchase, New York

April 4, 2006, 9:00 a.m., local time

February 24, 2006

Fellow shareholder:

I cordially invite you to attend Morgan Stanley’s 2006 annual meeting of shareholders to:

•	elect members of the Board of Directors;

•	ratify the appointment of Deloitte & Touche LLP as independent auditors;

•	amend our Certificate of Incorporation to institute the annual election of directors at this meeting;

•	amend our Certificate of Incorporation to eliminate the provision requiring plurality voting for directors;

•	amend our Certificate of Incorporation to eliminate certain supermajority vote requirements;

•	consider three shareholder proposals; and

•	transact such other business as may properly come before the meeting.

Our Board of Directors recommends that you vote “FOR” the election of directors, the ratification of auditors and the amendments to the Certificate of Incorporation and “AGAINST” the shareholder proposals.

We enclose our proxy statement, a proxy card, our summary annual report and our 10-K annual report. We hope you will read the proxy statement and submit your proxy. We thank you for your support of Morgan Stanley.

Very truly yours,

John J. Mack

Chairman and Chief Executive Officer

i

ii

Morgan Stanley

1585 Broadway

New York, New York 10036

February 24, 2006

Proxy Statement

We are sending you this proxy statement in connection with the solicitation of proxies by our Board of Directors for the 2006 annual meeting of shareholders. We are mailing this proxy statement and the accompanying form of proxy to shareholders on or about February 27, 2006. In this proxy statement, we refer to Morgan Stanley as the “Company,” “we” or “us” and the Board of Directors as the “Board”. When we refer to Morgan Stanley’s fiscal year, we mean the twelve-month period ending November 30 of the stated year (for example, fiscal 2005 is December 1, 2004 through November 30, 2005).

Annual meeting information

Date and location.    We will hold the annual meeting on Tuesday, April 4, 2006 at 9:00 a.m., local time, at our offices at 2000 Westchester Avenue, Purchase, New York.

Admission.    Only record or beneficial owners of Morgan Stanley’s common stock or their proxies may attend the annual meeting in person. When you arrive at the annual meeting, please present photo identification, such as a driver’s license. Beneficial owners must also provide evidence of stock holdings, such as a recent brokerage account or bank statement.

Electronic access.    You may listen to the meeting at www.morganstanley.com. Please go to our website early to register and download any audio software.

Voting information

Record date.    The record date for the annual meeting is February 3, 2006. You may vote all shares of Morgan Stanley’s common stock that you owned as of the close of business on that date. Each share of common stock entitles you to one vote on each matter voted on at the annual meeting. On the record date, 1,073,785,882 shares of common stock were outstanding. We need a majority of the shares of common stock outstanding on the record date present, in person or by proxy, to hold the annual meeting.

Confidential voting.    Our Bylaws provide that your vote is confidential and will not be disclosed to any officer, director or employee, except in certain limited circumstances such as when you request or consent to disclosure. Voting of the shares held in the Morgan Stanley 401(k) Plan (401(k) Plan) and the Employee Stock Ownership Plan (ESOP) also is confidential.

Submitting voting instructions for shares held through a broker.    If you hold shares through a broker, follow the voting instructions you receive from your broker. If you want to vote in person, you must obtain a legal proxy from your broker and bring it to the meeting. If you do not submit voting instructions to your broker, your broker may still be permitted to vote your shares. New York Stock Exchange (NYSE) member brokers may vote your shares under the following circumstances.

•	Discretionary items. The election of directors, the ratification of appointment of Morgan Stanley’s independent auditors and each of the Company’s proposals to amend the Company’s Certificate of Incorporation to (1) accelerate the declassification of the Board, (2) eliminate the provision requiring plurality voting for directors and (3) eliminate certain supermajority vote requirements are “discretionary” items. Member brokers that do not receive instructions from beneficial owners may vote on these proposals in the following manner: (1) Morgan Stanley’s wholly-owned subsidiaries, Morgan Stanley & Co. Incorporated (MS&Co.) and Morgan Stanley DW Inc. (MSDWI), may vote your shares only in the same proportion as the votes cast by all record holders on the proposal; and (2) all other member brokers may vote your shares in their discretion.

•	Non-discretionary items. The shareholder proposals are “non-discretionary” items and, absent specific voting instructions from beneficial owners, may not be voted on by NYSE member brokers, including MS&Co. and MSDWI.

If you do not submit voting instructions and your broker does not have discretion to vote your shares on a matter, your shares will not be counted in determining the outcome of the vote on that matter at the annual meeting.

Submitting voting instructions for shares held in your name.     If you hold shares as a record holder, you may vote by submitting a proxy for your shares by mail, telephone or internet as described on the proxy card. If you submit your proxy via the internet, you may incur costs such as cable, telephone and internet access charges. Submitting your proxy will not limit your right to vote in person at the annual meeting. A properly completed and submitted proxy will be voted in accordance with your instructions, unless you subsequently revoke your instructions. If you submit a signed proxy card without indicating your vote, the person voting the proxy will vote your shares according to the Board’s recommendations.

Submitting voting instructions for shares held in employee plans.     If you hold shares in, or have been awarded stock units under, certain employee plans, you will receive directions on how to submit your voting instructions. Shares held in the following employee plans also are subject to the following rules.

•	401(k) Plan, Employee Stock Purchase Plan (ESPP) and ESOP. Mellon Bank, N. A. (“Mellon”), the 401(k) Plan, ESPP and ESOP trustee or custodian, as applicable, must receive your voting instructions for the common stock held on your behalf in these plans on or before April 2, 2006. If Mellon does not receive your voting instructions by that date, it will vote your shares (in the case of the ESOP, together with forfeited shares in the ESOP) in each applicable plan, in the same proportion as the voting instructions that it receives from other plan participants in the applicable plan. On February 3, 2006, there were 129,011 shares in the 401(k) Plan accounts, 6,098,650 shares in the ESPP and 54,164,749 shares in the ESOP.

•	Other equity-based plans. State Street Bank and Trust Company acts as trustee for a trust (Trust) that holds shares of common stock underlying stock units awarded to employees under several of Morgan Stanley’s equity-based plans. Employees allocated shares held in the Trust must submit their voting instructions for receipt by the trustee on or before April 2, 2006. If the trustee does not receive your instructions by that date, it will vote your shares, together with shares held in the Trust that are unallocated or held on behalf of former Morgan Stanley employees and employees in certain jurisdictions outside the United States, in the same proportion as the voting instructions that it receives for shares held in the Trust in connection with such plans. On February 3, 2006, 89,169,833 shares were held in the Trust in connection with such plans.

Revoking your proxy.     You can revoke your proxy at any time before your shares are voted by (1) delivering a written revocation notice prior to the annual meeting to Thomas R. Nides, Secretary, Morgan Stanley, 1585 Broadway, New York, New York 10036; (2) submitting a later proxy; or (3) voting in person at the annual meeting. Attending the annual meeting does not revoke your proxy unless you vote in person at the meeting.

Votes required to elect directors.     Directors are elected by a plurality of the votes cast. In December 2005, the Board announced a new Corporate Governance Policy regarding director elections. The policy provides that in any uncontested election, any nominee for director who receives a greater number of votes “withheld” for his or her election than votes “for” such election (a “majority withheld vote”) will promptly tender his or her resignation as a director. The Nominating and Governance Committee, without participation by any director so tendering his or her resignation, will consider the resignation offer and recommend to the Board whether to accept it. The Board, without participation by any director so tendering his or her resignation, will act on the Committee’s recommendation within 90 days following certification by the Inspector of Election of the shareholder vote. The Company will promptly issue a press release disclosing the Board’s decision, and, if the Board rejects the resignation offer, the Board’s reasons for that decision. The Company will also promptly disclose this information in a Securities and Exchange Commission (SEC) filing. If each member of the Nominating and

Governance Committee receives a majority withheld vote at the same election, then the independent directors who did not receive a majority withheld vote will act as a committee to consider the resignation offers and recommend to the Board whether to accept them.

Votes required to adopt other proposals.     The ratification of Deloitte & Touche’s appointment and the approval of the shareholder proposals each requires the affirmative vote of a majority of the shares of common stock represented at the annual meeting and entitled to vote thereon. The approval of each of the Company’s proposals to amend the Company’s Certificate of Incorporation to institute the annual election of directors, to eliminate the provision requiring plurality voting for directors and to eliminate certain supermajority vote requirements requires the affirmative vote of eighty percent (80%) of the outstanding shares of common stock entitled to vote at the annual meeting.

Withholding your vote or “abstaining.”     You can withhold your vote for any nominee in the election of directors. Withheld votes will be excluded entirely from the vote and will have no effect on the outcome (other than potentially triggering the director resignation requirement set forth in our new Corporate Governance Policy regarding director elections described above). On the other proposals, you can “abstain.” If you “abstain,” your shares will be counted as present at the annual meeting for purposes of that proposal and your abstention will have the effect of a vote against the proposal.

Information regarding election of directors

Our Board currently has nine (9) directors, divided into three classes (a “classified” board). Our Board is also nominating two additional individuals, Donald T. Nicolaisen and Hutham S. Olayan, for election as directors at this annual meeting. With the election of all current directors and nominees, our Board would have 11 directors (9 independent).

The shareholders approved an amendment to our Certificate of Incorporation at the 2005 annual meeting of shareholders. The amendment provided that, at each annual meeting commencing with the 2006 annual meeting, directors elected at that and each subsequent meeting would serve for a term of one year rather than three. Accordingly, the classified board structure would be phased out and, commencing with the 2008 annual meeting, all directors would be elected annually.

During fiscal 2005, the Board announced its intention that all directors stand for election annually, commencing with the 2006 annual meeting of shareholders. As set forth in Item 3, the Board recommends that shareholders approve an amendment to our Certificate of Incorporation to provide that, at each annual meeting commencing with the 2006 annual meeting, all directors be elected to hold office for a term expiring at the next annual meeting, with each director to hold office until his or her successor shall have been duly elected and qualified. If our shareholders approve this amendment, it would remove the classified Board structure for this year’s director election. We discuss the proposed amendment to the Certificate of Incorporation more fully under Item 3.

Accordingly, you will be voting for two slates of nominees—one slate in Item 1A and one slate in Item 1B. Each director holds office until his or her successor has been duly elected and qualified or the director’s earlier resignation, death or removal. The nominees, other than Mr. Nicolaisen and Ms. Olayan, are all current directors of Morgan Stanley, and each nominee has indicated that he or she will serve if elected. We do not anticipate that any nominee will be unable or unwilling to stand for election, but if that happens, your proxy will be voted for another person nominated by the Board.

Item 1A—Election of directors

Under Item 1A, you are voting for director nominees listed below as “Item 1A nominees” for a one-year term expiring at the 2007 annual meeting, with each director to hold office until his or her successor shall have been duly elected and qualified. This election under Item 1A is not conditioned on approval of the Company’s proposal to amend our Certificate of Incorporation to accelerate declassifying our Board as set forth in Item 3.

Item 1A Nominees—Nominees for election for a one-year term ending in 2007

Roy J. Bostock (65).    Chairman of The Partnership for a Drug-Free America (since 2002). Chairman of the Committee for Economic Development (2002 to 2005). Chairman of B|Com3 Group, Inc., an advertising and marketing services firm that is now part of the Publicis Groupe S.A. (2000 to 2001). Chairman and Chief Executive Officer, D’Arcy, Masius Benton & Bowles (1990 to 2000).

Director since:    2005

Other directorships:    Northwest Airlines Corporation and Yahoo! Inc.

Erskine B. Bowles (60).    President of the University of North Carolina (since January 2006). Senior advisor to Carousel Capital LLC, a merchant bank (since 2001). General Partner at the private investment firm of Forstmann Little & Company (1999-2001).

Director since:    2005

Other directorships:    General Motors Corporation, Cousins Properties Incorporated

C. Robert Kidder (61).    Principal, Stonehenge Partners, Inc., a private investment firm (since June 2004). President (November 2001 to March 2003) of Borden Capital, Inc., a company that provided financial and strategic advice to the Borden family of companies. Chairman of the Board (January 1995 to August 2004) and Chief Executive Officer (January 1995 to March 2002) of Borden Chemical, Inc. (formerly Borden, Inc.), a forest products and industrial chemicals company.

Director since:    1993

Other directorships:    Schering-Plough Corporation

John J. Mack (61).    Chairman of the Board of Directors and Chief Executive Officer (since June 2005). Chairman of Pequot Capital Management (June 2005). Co-Chief Executive Officer of Credit Suisse Group (January 2003 to June 2004). President, Chief Executive Officer and Director of Credit Suisse First Boston (July 2001 to June 2004). President, Chief Operating Officer and Director of Morgan Stanley (May 1997 to March 2001).

Director since:    2005

Donald T. Nicolaisen (61).    Chief Accountant, Securities and Exchange Commission (September 2003 to November 2005). Partner (1978 to September 2003) of PricewaterhouseCoopers, an accounting firm.

Other directorships:    Verizon Communications Inc.

Hutham S. Olayan (52). President, Chief Executive Officer and Director of Olayan America Corporation, the Americas-based arm of The Olayan Group (since 1985). Director of The Olayan Group, a private, multinational enterprise with diversified businesses and investments in the Middle East and globally (since 1981).

O. Griffith Sexton (61).    Advisory director of Morgan Stanley (since 1995). Adjunct professor of finance at Columbia Business School (since 1995) and visiting lecturer at Princeton University (since 2000).

Director since:    2005

Other directorships:    Investor AB

Our Board recommends a vote “FOR” the election of all nominees under Item 1A.

Proxies solicited by our Board will be voted “FOR” these nominees unless otherwise instructed.

Item 1B—Election of additional directors

Under Item 1B, you are voting for the election of all director nominees listed below as “Item 1B nominees” for a term expiring at the 2007 annual meeting. The election of Item 1B nominees will be effective only if shareholders approve the amendment to the Certificate of Incorporation to accelerate declassification of the Board under Item 3. If Item 3 is approved, the Company intends to file the Certificate of Amendment to the Certificate of Incorporation with the Delaware Secretary of State promptly after the results of the shareholder vote are certified, and the term of office of the Item 1B nominees would begin at that time. If the proposal to amend our Certificate of Incorporation to accelerate declassifying our Board, as set forth in Item 3, is not approved by the requisite shareholder vote, then the election under Item 1B will not be effective and the terms of office of the directors listed below as the Item 1B nominees will not be shortened from the currently scheduled expiration of the terms of the directors in these two Board classes at the 2007 and 2008 annual meetings, respectively.

Item 1B Nominees—Directors continuing in office with a term expiring in 2007 (unless shareholders approve the amendment to our Certificate of Incorporation to accelerate declassifying our Board proposed in Item 3)

Howard J. Davies (55).    The Director, London School of Economics and Political Science (since September 2003). Chairman of the UK Financial Services Authority (August 1997 to September 2003). Deputy Governor, the Bank of England (September 1995 to August 1997).

Director since:    2004

Klaus Zumwinkel (61).    Chairman of the Board of Management, Deutsche Post AG, a global corporation comprised of four business divisions, including mail, express (including DHL Worldwide), logistics and financial services (since 1990).

Director since:    2004

Other directorships:    Deutsche Lufthansa AG (Supervisory Board), Deutsche Telekom AG (Chairman, Supervisory Board), Karstadt Quelle AG (Supervisory Board) and Deutsche Postbank AG (Chairman, Supervisory Board).

Item 1B Nominees—Directors continuing in office with a term expiring in 2008 (unless shareholders approve the amendment to our Certificate of Incorporation to accelerate declassifying our Board proposed in Item 3)

Charles H. Noski (53).    Corporate Vice President and Chief Financial Officer (December 2003 to March 2005) and Director (November 2002 to May 2005) of Northrop Grumman Corporation. Senior advisor to The Blackstone Group (March 2003 to November 2003). Vice Chairman of the Board (July 2002 to November 2002), Vice Chairman of the Board and Chief Financial Officer (February 2002 to July 2002) and Senior Executive Vice President and Chief Financial Officer (December 1999 to February 2002) of AT&T Corp. President, Chief Operating Officer and Director, Hughes Electronics Corporation (October 1997 to December 1999).

Director since:    2005

Other directorships:    Microsoft Corporation and Air Products and Chemicals, Inc.

Laura D. Tyson (57).    Dean of the London Business School (since January 2002). Dean (July 1998 to December 2001) and Class of 1939 Chair in Economics and Business Administration (January 1997 to July 1998) at the Walter A. Haas School of Business at the University of California, Berkeley. Chair of the President’s National Economic Council (February 1995 to December 1996).

Director since:    1997

Other directorships:    Eastman Kodak Company and AT&T Inc.

Our Board recommends a vote “FOR” the election of all nominees under Item 1B.

Proxies solicited by our Board will be voted “FOR” these nominees unless otherwise instructed.

New directors and nominees.    Messrs. Bostock, Bowles, Mack, Noski and Sexton joined the Board since the 2005 annual meeting of shareholders, and the Board recommends that shareholders elect Mr. Nicolaisen and Ms. Olayan at this annual meeting. The Nominating and Governance Committee has, as one of its responsibilities, the recommendation of director candidates to the full Board after receiving input from all directors, including the Chairman. During fiscal 2005, the Board retained a third party search firm, Spencer Stuart, to assist the Committee in identifying potential director candidates. The selection of directors is a collaborative process. The Committee members, other Board members, including the Chairman, executive officers and Spencer Stuart discuss potential candidates during the search process.

An executive officer of the Company recommended Mr. Nicolaisen and Mr. Noski, and several former senior employees of the Company recommended Mr. Sexton. Mr. Mack passed these recommendations on to Spencer Stuart and the Committee for further evaluation. Mr. Mack and Dr. Tyson jointly provided Mr. Bowles’ name to Spencer Stuart and the Committee for further evaluation. In addition, Mr. Mack suggested Mr. Bostock and Ms. Olayan to Spencer Stuart and the Committee for further evaluation.

The Committee members and other members of our Board met or spoke with each of the directors and nominees listed above to assess them as director candidates. The Committee unanimously recommended to the full Board that Messrs. Bostock, Bowles, Noski and Sexton be elected as directors and that Mr. Nicolaisen and Ms. Olayan be nominated as directors. The Board followed the Committee’s recommendations. It elected Messrs. Bostock, Noski and Sexton, effective September 15, 2005, and Mr. Bowles, effective December 2, 2005, and nominated Mr. Nicolaisen and Ms. Olayan for election at the 2006 annual meeting.

Upon Philip J. Purcell’s announcement in June 2005 of his intention to retire as Chairman and CEO, the Board retained Spencer Stuart and initiated a search for a new Chairman and CEO. Spencer Stuart and the Board developed a list of candidates for consideration. Spencer Stuart and several directors identified Mr. Mack as a CEO candidate. The Board elected Mr. Mack to serve as Chairman and CEO effective June 30, 2005.

Board meetings and committees.    Our Board met 21 times during fiscal 2005. Each current director except Dr. Zumwinkel attended at least 75% of the total number of meetings of the Board and committees on which the director served that were held while the director was a member. Dr. Zumwinkel attended over 20 meetings of Morgan Stanley’s Board and Audit Committee during fiscal 2005 and would have attended 75% of such meetings but he did not have actual notice of one meeting called on extremely short notice during the Spring of 2005. Dr. Zumwinkel did not receive the notice in time to participate in the meeting. In addition, Dr. Zumwinkel would have attended over 75% of such meetings but negotiation of a major acquisition by his employer precluded his attendance at three additional meetings over a two-day period. The Board’s standing committees include the following:

Committee	Current Members	Primary Responsibilities	# of Meetings
Audit(1)	C. Robert Kidder (Chair) Howard J. Davies Charles H. Noski Klaus Zumwinkel	• Oversees the integrity of our Company’s consolidated financial statements, system of internal controls, risk management and compliance with legal and regulatory requirements. • Selects, determines the compensation of, evaluates and, when appropriate, replaces the independent auditor, and pre-approves audit and permitted non-audit services. • Oversees the qualifications and independence of the independent auditor and performance of our Company’s internal and independent auditors.	8
Compensation, Management Development and Succession(2)	Erskine B. Bowles Howard J. Davies C. Robert Kidder	• Annually reviews and approves the corporate goals and objectives relevant to the compensation of the Chairman and CEO and evaluates his performance in light of these goals and objectives. • Determines the compensation of our executive officers and other appropriate officers. • Administers our incentive and equity-based compensation plans. • Oversees plans for management development and succession.	10
Nominating and Governance (3)	Laura D. Tyson (Chair) Roy J. Bostock	• Identifies and recommends candidates for election to the Board. • Establishes procedures for its oversight of the evaluation of our Board and management. • Recommends director compensation and benefits. • Reviews annually our corporate governance policies. • Assists in monitoring our Company’s compliance with legal and regulatory requirements.	4

(1) Mr. Noski joined the Audit Committee in September 2005. Mr. John W. Madigan served on the Committee during fiscal 2005 and resigned from the Board in December 2005. Effective March 10, 2006, Mr. Noski will become Chair of the Committee, and Dr. Zumwinkel will conclude his service on the Committee.

(2) Mr. Kidder joined the Compensation, Management Development and Succession Committee in September 2005, and Mr. Bowles joined in January 2006. Mr. Charles F. Knight, the former Committee Chair, and Mr. John E. Jacob served on the Committee during fiscal 2005 and each resigned from the Board in September 2005. Mr. Miles L. Marsh served on the Committee during fiscal 2005, was Chair subsequent to Mr. Knight and resigned from the Board in December 2005. The Committee currently does not have a Chair. Effective March 10, 2006, Mr. Kidder will become Committee Chair.

(3) Mr. Bostock joined the Nominating and Governance Committee in September 2005. Mr. Michael A. Miles, the former Committee Chair, and Mr. Jacob served on the Committee during fiscal 2005 and each resigned from the Board in September 2005. Dr. Tyson, a Committee member during fiscal 2005, became Chair subsequent to Mr. Miles. Mr. Marsh, who served on the Committee during fiscal 2005, resigned from the Board in December 2005. Effective March 10, 2006, Dr. Zumwinkel will join the Committee.

Our Board has adopted a written charter for each of the Audit Committee, Compensation, Management Development and Succession Committee and Nominating and Governance Committee setting forth the roles and responsibilities of each committee. The charters are available at our corporate governance website at www.morganstanley.com. The Board has determined that Messrs. Bostock, Bowles, Davies, Kidder, Nicolaisen, Noski, Ms. Olayan and Drs. Tyson and Zumwinkel are independent in accordance with the director independence standards established under our Corporate Governance Policies (attached as Annex A). Seven of nine of our current directors are independent. Upon the election of Mr. Nicolaisen, Ms. Olayan and the current directors, nine of eleven directors would be independent. All members of the Audit, Compensation, Management Development and Succession and Nominating and Governance Committees satisfy the standards of independence applicable to members of such committees. In addition, the Board has determined that Messrs. Kidder and Noski are “audit committee financial experts” within the meaning of the current SEC rules.

Non-employee director meetings.    Pursuant to the Company’s Corporate Governance Policies, non-employee directors may meet in non-employee director or committee sessions at the discretion of the non-employee directors. If any non-employee directors are not independent, then the independent directors shall schedule an independent director session at least once per year. The lead director leads non-employee board sessions and the independent director sessions.

Director compensation.    Employee directors receive no compensation for Board service.

•	Retainers. Non-employee directors receive the following annual retainers for their Board service (retainers are pro-rated when a director joins the Board at a time other than at the annual meeting of shareholders):

Retainer
Board member	$75,000
Committee chair	$15,000
Committee member	$7,500

•	Directors’ Equity Capital Accumulation Plan (DECAP). Under DECAP, non-employee directors receive 4,000 shares of common stock upon becoming a director and annually thereafter while a director. DECAP also provides that the non-employee directors may elect to (i) receive all or a portion of their annual Board or committee Chair or member retainers, on a current or deferred basis, in cash or shares of common stock and (ii) defer receipt of common stock grants. Directors receive dividend equivalents on any deferred common stock in the form of additional deferred common stock.

•	Other benefits. Morgan Stanley offers to match certain charitable gifts by non-employee directors up to $2,000 per year. During fiscal 2005, we matched $2,000 in charitable gifts on behalf of former directors John E. Jacob, Charles F. Knight and John W. Madigan. Non-employee directors do not receive Company retirement benefits for Board service. The Corporate Governance Policies provide that the Company should not enter into paid consulting agreements with non-employee directors.

•	Advisory Director. Mr. Sexton has been an advisory director since 1995 and was a full-time Company employee prior to becoming an advisory director. Until his election to the Board in September 2005, the Company provided Mr. Sexton with cash payments, Company-subsidized medical and dental insurance, administrative support and office space. Mr. Sexton received approximately $79,000 in cash payments in fiscal 2005 prior to his election. Following his election, Mr. Sexton no longer receives cash payments and pays for his medical and dental insurance provided through the Company.

Director attendance at annual meetings.    The Company’s Corporate Governance Policies state that directors are expected to attend annual meetings of shareholders. All eleven directors in office attended the 2005 annual meeting.

Corporate governance

Morgan Stanley has a corporate governance webpage at the “Inside the Company” link under the “About Morgan Stanley” link at www.morganstanley.com (www.morganstanley.com/about/inside/governance).

Our Board announced several corporate governance initiatives during 2005.

Our Board recommends, as part of implementing some of these initiatives, that you vote for Items 3, 4 and 5 to amend our Certificate of Incorporation to:

•	Accelerate the declassification of the Board so that all directors are elected annually beginning at this annual meeting;

•	Eliminate the provision requiring plurality voting for directors; and

•	Eliminate certain supermajority vote requirements.

Our Board also announced these initiatives during 2005:

•	Eliminating a provision in the Bylaws that required a supermajority Board vote to remove the Chairman and Chief Executive Officer.

•	Establishing a lead director position. Miles L. Marsh served as our first lead independent director until he resigned from the Board. Our independent directors are considering the appointment of a new lead independent director.

•	Broadening the Compensation, Management Development and Succession Committee’s charter to include oversight of plans for management development and succession.

•	Adopting a new Corporate Governance Policy favoring the periodic rotation of Board committee assignments and chairs.

•	Adopting a new Corporate Governance Policy, set forth under Votes required to elect directors beginning on page 2, regarding voting for directors. In an uncontested election, any nominee for director who receives a greater number of votes “withheld” from his or her election than votes “for” such election will promptly tender his or her resignation as a director. The Board’s Nominating and Governance Committee will consider the resignation and recommend to the Board whether to accept it. The Board will act on the Committee’s recommendation within 90 days after certification of the shareholder vote, and the Company will publicize the Board’s decision.

•	Awarding a 2005 year-end bonus to the Chairman and Chief Executive Officer entirely in restricted stock units and in an amount pro-rated to reflect that he had served for five months in fiscal 2005.

•	Increasing to 65% (for fiscal 2005 year-end bonuses) from 55% (for fiscal 2004 year-end bonuses) the equity component of annual bonuses awarded to all members of the Company’s Management Committee other than the Chairman and Chief Executive Officer.

•	Adopting a new Corporate Governance Policy opposing the future grant of restoration option rights, which entitle option holders to receive “reload” options upon exercise of existing options.

•	Adopting a new Corporate Governance Policy expressly providing that, in considering director candidates, the Board will take into account the diversity of a candidate’s perspectives, background and other demographics.

Our Corporate Governance Policies (including our director independence standards), Code of Ethics and Business Conduct, Board Committee charters, Policy regarding Communication by Shareholders and Other Interested Parties with the Board of Directors, Policy regarding Director Candidates Recommended by Shareholders, Policy regarding Corporate Political Contributions, Shareholder Rights Plan Policy, Procedures for Reporting Auditing and Accounting Concerns and the Management Committee Equity Ownership Commitment are available at our corporate governance webpage at www.morganstanley.com and are available to any shareholder who requests them by writing to Morgan Stanley, Suite D, 1585 Broadway, New York, New York 10036. Our Director Independence Standards are also attached as Annex A.

Beneficial ownership of Company common stock

Stock ownership of directors, director nominees and executive officers.    We encourage our directors, officers and employees to own our common stock thereby aligning their interests with your interests as shareholders. The following table sets forth the beneficial ownership of common stock, as of January 9, 2006, by each of our current directors, director nominees, current executive officers named in the summary compensation table (Named Executive Officers), the former CEO and former Co-President, as well as by all our current directors and current executive officers as a group.

	Common Stock Beneficially Owned as of January 9, 2006

Name	Shares(1)	Underlying Stock Units(2)		Subject to Stock Options Exercisable within 60 days(3)	Total(4)
NAMED EXECUTIVE OFFICERS
John J. Mack	1,587,846	701,921		1,008,899	3,298,666
Zoe Cruz	178,571	1,121,446		651,252	1,951,269
Walid A. Chammah	42,787	487,020	(5)	611,074	1,140,881
Neal A. Shear	10,991	723,210		608,987	1,343,188
Jonathan Chenevix-Trench	140,928	570,740		619,316	1,330,984

DIRECTORS AND NOMINEES
Roy J. Bostock	2,000	4,020		—	6,020
Erskine B. Bowles	—	4,441		—	4,441
Howard J. Davies	2,000	4,061		6,000	12,061
C. Robert Kidder	39,500	19,637		76,087	135,224
Donald T. Nicolaisen	—	—		—	—
Charles H. Noski	—	4,788		—	4,788
Hutham S. Olayan	—	—		—	—
O. Griffith Sexton	643,201	4,719		—	647,920
Laura D. Tyson	10,758	4,190		59,796	74,745
Klaus Zumwinkel	8,000	—		12,000	20,000
All directors and executive officers as a group (29 persons)(6)	3,086,292	7,074,093		5,981,647	16,142,032
FORMER EXECUTIVE OFFICERS
Philip J. Purcell	2,198,315	474,850		1,910,948	4,584,113
Stephen S. Crawford	5,954	223,829		416,498	646,281

(1) Each current director, director nominee, Named Executive Officer and former executive officer listed has sole voting and investment power with respect to these shares, except as follows: Mr. Mack’s spouse is the sole trustee of a grantor retained annuity trust and has sole voting and investment power with respect to 142,626 shares held in the trust. Mr. Mack can acquire these shares from the trust during its term. Mr. Purcell’s spouse has sole voting and investment power with respect to 45,362 shares; Mr. Purcell disclaims beneficial ownership of such shares.

(2) Shares of common stock held in the Trust corresponding to stock units. Directors and executive officers may direct the voting of the shares corresponding to their stock units. Voting by executive officers is subject to the provisions of the Trust described on page 2.

(3) See Aggregated option exercises in last fiscal year and fiscal year-end option values on page 24 for information regarding option valuation.

(4) Each executive officer and director beneficially owned less than 1% of the shares of common stock outstanding. All current directors and current executive officers as a group beneficially owned approximately 1.48% of the common stock outstanding.

(5) Does not include 23,727 shares owned by Mr. Chammah’s former spouse corresponding to units.

(6) Includes current directors and executive officers only.

Principal shareholders.    The following table contains information regarding the only persons we know of that beneficially own more than 5% of our common stock.

	Shares of Common Stock Beneficially Owned
Name and Address	Number	Percent(1)
State Street Bank and Trust Company (State Street)(2) 225 Franklin Street, Boston, MA 02110	88,782,390	8.3%

Barclays Global Investors, N.A., and other reporting entities (Barclays)(3) 45 Fremont Street, San Francisco, CA 94105	64,581,639	6.0%

(1) Percentages calculated based upon common stock outstanding as of February 3, 2006 and holdings of common stock set forth in the Schedule 13G Information Statements described in notes 2-3 below. These Information Statements state that State Street and Barclays beneficially owned 8.4% and 6.1%, respectively, of our common stock on December 31, 2005.

(2) Based on a Schedule 13G Information Statement filed February 14, 2006 by State Street, acting in various fiduciary capacities. The Schedule 13G discloses that State Street had sole voting power as to 29,244,065 shares, shared voting power as to 59,538,325 shares, sole dispositive power as to no shares and shared dispositive power as to 88,782,390 shares; that shares held by State Street on behalf of the Trust and a Company-sponsored equity-based compensation program amounted to 5.65% of the common stock as of December 31, 2005; and that State Street disclaimed beneficial ownership of all shares reported therein.

(3) Based on a Schedule 13G Information Statement filed January 26, 2006 by Barclays Global Investors, N.A., Barclays Global Fund Advisors, Barclays Global Investors, Ltd and Barclays Global Investors Japan Trust and Banking Company Limited. In the Schedule 13G, the reporting entities do not affirm the existence of a group. The Schedule 13G discloses that the reporting entities, taken as a whole, had sole voting and sole dispositive power as to 56,379,426 shares and 64,581,639 shares, respectively, and did not have shared power as to any shares.

Executive compensation

Compensation, Management Development and Succession Committee report on executive compensation.

Compensation governance.    The Compensation, Management Development and Succession Committee is responsible for approving compensation awarded to all members of the Company’s Management Committee, including the Named Executive Officers. The Committee authorizes all awards under Morgan Stanley’s equity-based compensation plans and operates under a written charter adopted by the Board.

Compensation philosophy.    Morgan Stanley’s executive compensation programs are designed to attract, motivate and retain executives critical to the Company’s long-term success and the creation of shareholder value. Our fundamental philosophy is to link closely the Management Committee’s compensation with the achievement of annual and long-term performance goals. We believe that compensation decisions are best made after a review of Company performance and industry compensation levels. We award compensation that is based upon Company, business unit and individual performance and that is designed to motivate the Management Committee members to achieve strategic business objectives and to continue to perform at the highest levels in the future. Equity awards are a significant component of total compensation because we believe that equity-based compensation aligns the long-term interests of employees with those of shareholders. The Committee believes that compensation decisions should be primarily based upon the following three key principles.

1.	Performance-based: Pay levels should be determined based on Company, business unit and individual results compared to quantitative and qualitative performance priorities set at the beginning of the year.

•	Management Committee compensation expense generally moves in line with Company profits.

•	Profit before taxes and return on equity (ROE) are key performance measures considered in making pay decisions.

2.	Shareholder-aligned: Equity should be awarded as a significant component of incentive compensation.

•	Equity awards have historically comprised a significant portion of incentive compensation awarded to the CEO and other Management Committee members. In 2005, the Committee significantly increased the equity component of 2005 year-end compensation to 100% for the Chief Executive Officer and to 65% for all other Management Committee members.

•	In 2002, Management Committee members adopted an Equity Ownership Commitment that calls for members to retain until retirement or other termination of employment 75% of net equity held and subsequently awarded to them. This reflects senior management’s commitment to the Company.

3.	Competitive and fair relative to industry standards: Pay levels should be perceived both internally and externally as competitive and fair relative to industry standards.

•	Management Committee absolute pay levels are considered relative to those of the Company’s peers.

•	Competitive pay levels are considered in the context of an evaluation of the Company’s and the relevant business unit’s results compared to the financial performance of peers.

•	Management Committee pay is compared to senior Managing Directors’ pay to ensure appropriate internal relationships are achieved.

Our policy is to maximize the tax deductibility of compensation paid to Management Committee members under Section 162(m) of the Internal Revenue Code and the regulations thereunder (Section 162(m)). Our shareholders have approved our incentive plans and a performance formula that is designed and administered to qualify compensation awarded thereunder as “performance-based.” We may, however, authorize payments to Management Committee members that may not be fully deductible if we believe such payments are in our shareholders’ interests.

Compensation Consultant.    In 2005, the Committee retained Hewitt Associates as an executive compensation consultant. A Committee member suggested that the Committee consider retaining Hewitt as a consultant, and the then Committee chair interviewed Hewitt. After the interview, the chair recommended that the Committee retain Hewitt, which the Committee subsequently did.

Management Committee compensation for fiscal 2005.    Management Committee members’ compensation (excluding employee benefits) consists of the following:

1.    Base salaries.    Management Committee members receive a small portion of their overall compensation as base salary. We consider individual experience, responsibilities and tenure when determining base salaries. Base salaries are generally in the range of median base salaries paid by certain key competitors included in the group of financial services companies identified below to employees having duties and responsibilities comparable to those of the Management Committee members.

2.    Incentive compensation.    Management Committee members’ total compensation is heavily weighted towards performance-based long-term incentive compensation. Consistent with our compensation philosophies discussed above, Management Committee compensation was determined based on Company, business unit and individual performance and the individual’s position.

•	In fiscal 2005, we reviewed the Management Committee’s compensation over the course of several meetings, taking into account advice we received from our consultant, Hewitt. We also reviewed and considered input on compensation practices from unaffiliated third parties.

•	We significantly increased the percentage of Management Committee incentive compensation that would be paid in the form of equity from 55% to 65% and we awarded the CEO his incentive compensation completely in the form of equity. As in 2004, we decided again not to award stock options or restoration option rights.

The Management Committee’s equity compensation was granted in the form of restricted stock units. The stock units are subject to cancellation under certain circumstances, such as competitive activity, termination for cause, soliciting clients or employees, misuse of proprietary information or making disparaging comments relating to the Company. These stock units are paid in the form of shares, but generally are not delivered, and therefore are not available for transfer, until approximately five years after grant. The equity grants are subject to the Management Committee’s Equity Ownership Commitment described in this report. The value of equity awards cannot be realized immediately and depends upon the future market value of Morgan Stanley’s stock. We believe that equity compensation, the value of which depends upon the Company’s future financial performance and stock price, provides an incentive to Management Committee members to foster Morgan Stanley’s success and protect its business interests.

In 2005, all Management Committee members, as a condition to receiving year-end equity awards, agreed, among other things, to provide the Company with 180 days notice of their resignation. Failure to comply with the notice period, or, within 180 days of the termination of employment, soliciting certain clients or customers, or hiring or soliciting certain Company employees, will result in forfeiture of their equity awards granted in respect of 2005 and in the future. We believe the covenant agreement promotes, among other things, the protection of confidential business information and the continuity of employment, provides the Company with a smooth transition of business responsibilities and business relationships if employees leave the Company, and maintains the Company’s customer and employee relationships and goodwill worldwide. We believe the covenant agreement further aligns the interests of Management Committee members and our shareholders.

3.    Other compensation.    We also reviewed the participation of Management Committee members in the Company’s retirement and savings plans. All Management Committee members are eligible to participate in Company-sponsored retirement and savings plans (pension and/or defined contribution), and U.S. benefits-eligible members are potentially eligible to participate in other post-retirement programs, such as retiree medical, on the same basis as other similarly-situated employees. The text under the caption Pension plans beginning on page 24 discusses all of the pension arrangements for the Named Executive Officers (NEOs). Except as disclosed under the caption Pension plans, or under Former CEO settlement and release agreement on page 19 and Former Co-President’s 2005 agreement beginning on page 19, the Company has no other agreements currently in effect in which the Company agrees to pay any supplemental pension amount to a NEO after retirement, although payments might be made after retirement under equity awards or deferred compensation arrangements. The Company contributes to its defined contribution plans based on the terms of the plans. Company contributions to defined contribution plans for the NEOs are included under the caption All Other Compensation in the Summary compensation table on page 21. Management Committee members are not eligible to receive the Company’s profit sharing award.

The Company offers certain Management Committee members, including the CEO, the use of a car for personal purposes. For security reasons, the Company’s Board-approved policy requires the CEO to use Company aircraft, whenever feasible, for all travel, including personal travel. The value of such personal air travel in fiscal 2005, $407,762, is disclosed in the Other Annual Compensation column in the Summary compensation table on page 21.

4.    Other compensation matters.    The fiscal 2005 compensation and separation related payments for Mr. Purcell, the former CEO, under his settlement and release agreements and that of certain other former members of the Management Committee are discussed beginning on page 19.

Awarding incentive compensation for fiscal 2005.     In accordance with the Company’s compensation philosophy, we analyzed several qualitative and quantitative factors when awarding incentive compensation for fiscal 2005. We:

•	reviewed survey data regarding compensation at several competitors for purposes of monitoring Management Committee compensation levels in relation to similar jobs in the marketplace, including both estimates for the current year and on a historical basis;

•	reviewed the Company’s and business units’ achievements, financial performance and financial ratios, including ROE (both book and economic capital), net revenues, and income from continuing operations, both before and after certain events that occurred in 2005 such as the write-down of our aircraft leasing business (AWAS), management new hire and severance expense, certain litigation expenses and the World Trade Center insurance settlement;

•	reviewed compensation expense as a percentage of net revenues and profit before taxes, both on a GAAP and on an economic basis, given the requirement to amortize certain equity based awards over several years;

•	reviewed Company, business unit and individual performance and career progress, both on an absolute basis and against pre-established performance goals, and in comparison with estimated financial performance of the financial services companies identified below; and

•	reviewed data on the Company’s price to book value ratio and price to earnings ratios and stock price for 2005 and on a historical basis.

We determined incentive compensation based upon the facts and circumstances, considering all of the factors above. We believe Morgan Stanley delivered strong financial performance in 2005, particularly given the extraordinary events in 2005 that included a new Chief Executive Officer and significant Management Committee turnover. We also considered Hewitt’s advice in determining whether the amounts and types of compensation the Company pays its senior management are appropriate. The factors discussed above were not, however, the sole items we considered, and we did not target incentive compensation at any particular point within a range established by a comparison of the financial performance of, or compensation levels of, the competitors identified below or the other competitors operating in the same or similar businesses as the Company. We reviewed historical and projected compensation for the following companies (or subdivisions thereof): American Express Company; The Bear Stearns Companies Inc.; Citigroup Inc.; Credit Suisse Group; Deutsche Bank AG; The Goldman Sachs Group, Inc.; JPMorgan Chase & Co.; Lehman Brothers Holdings Inc.; Merrill Lynch & Co., Inc.; UBS AG; and Wachovia Corporation.

We certified in accordance with Section 162(m) that Morgan Stanley’s financial results for fiscal 2005 satisfied the performance criteria set in accordance with Section 162(m) for fiscal 2005. After an analysis of the considerations set forth above, we awarded incentive compensation to the Management Committee members for fiscal 2005 that was below the maximum amount yielded by the application of the compensation formula contained in the performance criteria.

CEO compensation for fiscal 2005.    Mr. Mack’s compensation reflects the Company’s financial performance and market position, both for the full year and for the period after he became Chief Executive Officer, including:

•	Record revenue for fiscal 2005 and record earnings for the fourth quarter.

•	Two straight quarters of net revenue increases during the second half of the fiscal year.

•	Record revenues ($13.9 billion) for the second half of the fiscal year.

•	Income from continuing operations increased by over 40% for the second half of fiscal 2005 as compared to the same period in fiscal 2004.

•	Record fixed income sales and trading revenues for the year, record prime brokerage revenues and the highest advisory revenues in five years.

•	#2 market share position in global announced M&A, #3 in completed M&A, #2 in global IPOs and #3 in global equity underwriting.

Mr. Mack’s compensation also reflects other significant accomplishments, including moving quickly to stabilize the Morgan Stanley franchise, stem departures, assemble a strong leadership team and develop a plan to improve long-term financial performance. Mr. Mack attracted experienced executives from inside and outside the Firm to fill key leadership positions. In Retail Brokerage, in addition to attracting James Gorman to lead the business, Mr. Mack moved to improve profitability by eliminating underperforming brokers, revamping the broker training program and recruiting experienced brokers servicing high-net-worth clients. Under his leadership, the Equity and Fixed Income Divisions were reorganized to further improve performance and the delivery of multi-asset class opportunities, and the asset management business was reorganized to drive revenue growth. Mr. Mack also moved aggressively to strengthen relationships with key constituencies of the Firm—including employees, clients, shareholders and regulators—through extensive individual and group meetings both in the U.S. and internationally. Further, Mr. Mack worked with the Nominating and Governance Committee to recruit new, experienced directors to the Board and further strengthen our corporate governance policies.

In short, Mr. Mack moved quickly on many fronts to address the most pressing issues facing the firm, deliver a strong financial performance in fiscal 2005 and establish a foundation for improved performance in subsequent years.

Based on these factors, we concluded that his compensation on an annualized basis for fiscal 2005 should be $28,000,000. Prior to our determination, Mr. Mack and the former Chair of this Committee had suggested that his year-end incentive compensation be paid pro-rata (for the five months of fiscal 2005 that he was Chief Executive Officer). As noted above, we awarded Mr. Mack’s year-end incentive compensation 100% in equity. Therefore, his compensation for 2005 was as follows:

Base salary	$337,534
Restricted stock units	$11,476,164

Mr. Mack’s restricted stock unit award includes the terms and conditions discussed on page 22 in footnote 6 to the Summary compensation table.

Annual CEO compensation.    As discussed previously, Mr. Mack rejoined the Company on June 30, 2005 and his agreement with the Company is summarized beginning on page 18. The following table summarizes Mr. Mack’s compensation and benefits relating to fiscal 2005.

1. Cash	$337,534
2. Year-end incentive equity award	$11,476,164	(1)
3. Company provided car	$9,578
4. Company provided aircraft (Board policy requires Mr. Mack to use corporate aircraft, whenever feasible, for business and personal use)	$407,762
5. Value of Employment Agreement provision that Mr. Mack shall be deemed to have been continuously employed for purposes of determining benefits under the pension and post-retirement health and welfare plans	$617,300	(2)
6. Value of incremental pension accrual while employed (June 30 – November 30, 2005)	$194,631
7. 401(k) Plan Company match (allocated to ESOP)	$6,100

Total	$13,049,099

(1) 100% of year-end incentive compensation was paid in the form of restricted stock units. Valued using $56.8349, the volume weighted average price of Morgan Stanley common stock on the grant date, December 13, 2005.

(2) Present value as of November 30, 2005.

Mr. Mack also received a special long-term new hire award of 500,000 units, valued at $26,235,000, as discussed in the Summary compensation table on page 21 and footnote 4 thereto. Mr. Mack cannot sell the shares underlying the units until the units convert to shares, and the shares generally will not convert to shares until Mr. Mack is no longer the Chief Executive Officer.

Mr. Mack has worked for the Company for a total of over 28 years. The following table describes the value (as of November 30, 2005) of equity awards and balances under voluntary deferred compensation plans, the 401(k) plan, the ESOP, ESPP and pension plans that would be available to Mr. Mack if his employment terminates with the Company on or before November 30, 2006 either voluntarily or “for cause”. All equity awards have been previously disclosed and are reflected on SEC Forms 3 and 4 that are on file with the SEC.

	2006 Termination Scenarios
	Voluntary/ Change in Control	“For Cause”
Equity Awards Previously Granted and Disclosed as Compensation(1), (2)	$46,602,262	$7,098,499
Other Plan Holdings
Morgan Stanley 401(k) Plan(1)	$18,527	$18,527
Employee Stock Ownership Plan(1)	$6,100	$6,100
Employee Stock Purchase Plan(1)	$10,174	$10,174
Non-Qualified Deferred Compensation Plans(3)	$6,213,319	$6,020,316

Subtotal	$6,248,120	$6,055,117
Pension Plans
Annual Benefit(4)	$374,411	$374,411	(6)
Present Value of Benefit(5)	$4,556,881	$4,556,881	(6)

(1) Balance as of November 30, 2005, plus subsequent awards made with respect to fiscal 2005.

(2) Morgan Stanley restricted stock unit awards valued using $56.2795, the volume weighted average price of Morgan Stanley common stock on November 30, 2005.

(3) Valued as of November 30, 2005, except for the Capital Accumulation Plan valued as of October 31, 2005 and the Key Employee Private Equity Recognition Plan valued as of August 31, 2005.

(4) Total pension benefit earned as of November 30, 2005, based on 32 credited years of service and payable as a single life annuity beginning at termination.

(5) Present value of total annual pension benefit as of November 30, 2005, based on payments commencing immediately and determined using a discount rate of 5.75% and the RP-2000 White Collar Combined Mortality Table Projected to 2010 (the “Mortality Table”).

(6) Under Mr. Mack’s June 30, 2005 employment agreement, as amended, if he is terminated for Cause prior to June 30, 2006, his annual benefit will instead be $323,691. The present value of this benefit is $3,939,581.

Conclusion.    Attracting and retaining talented and motivated management and employees is essential to creating long-term shareholder value. Offering a competitive, performance-based compensation program with a large equity component helps to achieve this objective by aligning the interests of Management Committee members and other key employees with those of shareholders.

Respectfully submitted,

Howard J. Davies

C. Robert Kidder

Note: During fiscal 2005, Charles F. Knight, Miles L. Marsh and John E. Jacob also served on the Committee. These individuals resigned from the Board by the end of calendar year 2005. Erskine Bowles, a current member of the Committee, did not serve on the Committee during fiscal 2005.

Employment agreement.    On June 30, 2005, the Company entered into an employment agreement (the “Agreement”) with Mr. Mack, its Chairman of the Board and Chief Executive Officer. The Agreement was amended (i) September 20, 2005 to eliminate the guaranteed bonus provisions of the Agreement; (ii) December 13, 2005 to change the equity component of his 2005 bonus from 65% to 100% in the Company’s restricted stock units; and (iii) February 14, 2006, to eliminate Mr. Mack’s right to receive guaranteed cash severance in the event that, during Mr. Mack’s five-year term of employment ending on June 30, 2010, Mr. Mack’s employment is terminated other than for Cause, death or Disability or if he terminated employment for Good Reason (capitalized terms are defined in the Agreement). The Agreement, as amended, provides as follows:

1.	Term: 5 years as Chairman of the Board and Chief Executive Officer commencing June 30, 2005.

2.	Compensation: (a) Base salary: not less than his predecessor’s ($775,000); (b) Annual bonus: to be determined by the Compensation, Management Development and Succession Committee; (c) New hire award: a one time grant of 500,000 restricted stock units that vest pro-rata over five years and generally contain the same terms as restricted stock units described in footnote 6 of the Summary compensation table on page 21.

3.	Benefits: He will be able to participate in any qualified or non-qualified deferred compensation, pension and retirement plans offered to senior executives of the Company and receive other welfare, perquisite, fringe and other benefits consistent with those received by other senior executives. He will have the use of a car and driver. For retirement purposes, he will be deemed to have been continuously employed and not terminated employment in 2001 for purposes of determining benefits under the pension and post-retirement health and welfare plans (valued in the Compensation, Management Development and Succession Committee report on executive compensation on page 17). Pursuant to a policy adopted by the Board, Mr. Mack is required to use the Company aircraft, whenever feasible, for business and personal travel for safety, security and business reasons.

4.	Death/Disability: In the event of his death or Disability during the five-year employment period, Mr. Mack will be entitled to a cash payment equal to his prior year’s annualized total compensation, pro-rated to reflect his length of service during the year of death or Disability, less base salary he receives in the year of his termination.

5.	Additional Payment/Tax Gross-Up: If it is determined that any payments made to Mr. Mack would be subject to an excise tax under Section 4999 of the Internal Revenue Code, he will receive an additional payment to restore him to the after-tax position that he would have been in, if the tax had not been imposed.

Former CEO settlement and release agreement.    Mr. Purcell, the Company’s former Chairman of the Board and Chief Executive Officer, retired from such positions on June 30, 2005. The Board approved a settlement and release agreement with Mr. Purcell on the same day. Mr. Purcell’s agreement provides for benefits, the value of which we describe below:

1. Bonus payment	$44,000,000	(1)
2. Present value of annual payments for life	$3,149,596	(2)
3. Present value of annual charitable contributions for life (to charitable institutions of his choice, consistent with Company’s charitable strategy)	$2,903,425	(3)
4. Present value of administrative support for life	$1,883,755	(4)
5. Perquisites for 30 days after June 30, 2005	$40,863	(5)
6. Reimbursement of legal expenses in connection with negotiating settlement and release agreement	$19,087
Total	$51,996,726

(1) 50% was paid in January 2006; 50% will be paid in January 2007; the January 2007 payment reflects the actual amount scheduled to be paid, not the present value. This amount was agreed to by the Company and Mr. Purcell and is less than what Mr. Purcell might otherwise have received under the agreement.

(2) Mr. Purcell will receive $250,000 per year for life in lieu of benefits that otherwise would have been provided to him following his termination. The amount shown reflects the present value of such payments assuming the first payment is made in early 2006 and then annually for life each July 1 thereafter (beginning July 1, 2006). The present value is as of November 30, 2005, and was determined using a discount rate of 5.75% and the Mortality Table.

(3) The Company will donate $250,000 per year to charities of Mr. Purcell’s choice for the remainder of his life. The amount shown reflects the present value of such payments assuming the first payment is made on July 1, 2006. The present value is as of November 30, 2005, and was determined using a discount rate of 5.75% and the Mortality Table.

(4) Under Mr. Purcell’s agreement, he is entitled to receive administrative support for life. The amount shown reflects the present value of the compensation of one assistant assuming: (1) a salary of $115,000 for fiscal 2006, (2) an annual 3.5% increase in such payment and (3) payment in semi-monthly installments for the remainder of Mr. Purcell’s life. The present value is as of November 30, 2005, and was determined using a discount rate of 5.75% and the Mortality Table. The assistant, while employed by the Company, will be entitled to the same benefits as similarly situated employees of the Company and will be eligible to receive an annual bonus in the sole discretion of the Company. In addition, the Company paid compensation of $79,644 from July 1, 2005 to November 30, 2005 in respect of Mr. Purcell’s administrative assistant for such period.

(5) Includes use of corporate jet and Company car during July, 2005.

Former Co-President’s 2005 agreement.    In June 2005, the Board sought to mitigate the uncertainties that certain Management Committee members, including Mr. Crawford, the Co-President, may have been experiencing as a result of the changes occurring in the Company’s management. Accordingly, the Board approved the payment of guaranteed compensation in respect of fiscal 2005 and 2006 for such individuals.

The Board approved the agreement with Mr. Crawford on June 30, 2005. Mr. Crawford left the Company on July 11, 2005, thereby triggering his right to receive benefits under his agreement, the value of which we describe below:

1. Total compensation	$32,000,000	(1)
2. Adjustment of terms of certain stock options	$4,074,193	(2)
3. Eligibility under the Supplemental Employee Retirement Plan (“SERP”)	$540,835	(3)
Total	$36,615,028

(1) The components of this amount, consisting of base salary and bonus for fiscal 2005 and fiscal 2006, are payable to Mr. Crawford at such times as they would have been paid had he remained in employment through the dates on which they would have been paid. In January 2006, Mr. Crawford was paid the sum of his base salary from July 11, 2005 through January 15, 2006 and his bonus for fiscal 2005.

(2) Compensation expense incurred by the Company in fiscal 2005 for adjustments to such options.

(3) The amount shown is the present value as of November 30, 2005 of Mr. Crawford’s SERP monthly benefit of $7,415.32 payable for his lifetime assuming he commences his benefits at age 55. The present value was determined using a discount rate of 5.75% and the Mortality Table.

Under his agreement, Mr. Crawford will also continue to receive family coverage under the Company’s medical and dental plans by paying the actuarially equivalent premium rate (approximately $1,200 per month for 2005). The premium will be adjusted annually at the beginning of each calendar year for age and medical inflation. Mr. Crawford’s coverage under the Company’s plans will continue until he obtains alternative coverage from another employer.

Summary compensation table.    The following table contains information with respect to the CEO and the four other most highly compensated executive officers and the former CEO and former Co-President.

		ANNUAL COMPENSATION						LONG-TERM COMPENSATION AWARDS
Name and Principal Position	Fiscal Year	Salary ($)(1)		Bonus ($)(1)		Other Annual Compensation ($)		Restricted Stock Awards ($)		Securities Underlying Options (#)		All Other Compensation ($)
John J. Mack*	2005	337,534		—	(2)	417,340	(3)	26,235,000	(4)	—		6,100	(5)
Chairman of the Board								11,584,207	(6)
and CEO

Zoe Cruz	2005	300,000		7,245,000		—		13,581,659	(6)	—		6,100	(5)
Co-President	2004	300,000		7,740,000		—		9,446,064	(6)	—		6,100	(5)
	2003	300,000		7,850,000		—		4,552,860	(6)	185,311	(7)	17,480	(5)

Neal A. Shear**	2005	250,000		8,662,500		—		16,238,922	(6)	—		6,100	(5)
Co-Head of Institutional Sales and Trading
Institutional Securities

Walid A. Chammah**	2005	250,000		4,812,500		—		9,021,604	(6)	—		—
Head of Investment Banking
Institutional Securities

Jonathan Chenevix-Trench**	2005	312,017	(8)	4,790,793		—		8,980,929	(6)	10,640	(9)	31,202	(5)
Chairman
European Management Committee

Former Executive Officer:
Philip J. Purcell*	2005	450,137		22,000,000	(10)	634,919	(3)	—		—		22,006,100	(11)
Former Chairman of the	2004	775,000		7,428,750		481,833	(3)	13,775,923	(6)	—		6,100	(11)
Board and CEO	2003	775,000		7,112,500		500,276	(3)	4,062,693	(6)	165,360	(7)	17,480	(11)

Stephen S. Crawford	2005	183,288		15,816,712		—		—		—		16,000,000	(12)
Former Co-President	2004	300,000		5,040,000		—		6,150,935	(6)	—		6,100	(12)
	2003	300,000		4,350,000		—		2,226,567	(6)	307,540	(13)	17,480	(12)

* Mr. Mack rejoined the Company and became Chairman and Chief Executive Officer effective June 30, 2005. Mr. Purcell resigned as Chairman and Chief Executive Officer effective June 30, 2005.

** Messrs. Chammah, Shear and Chenevix-Trench became executive officers during fiscal 2005.

(1) Includes amounts contributed to various Morgan Stanley deferred compensation plans.

(2) Mr. Mack’s fiscal 2005 bonus was granted in the form of restricted stock units described in footnote 6.

(3) The Company’s Board-approved policy requires the Chairman and CEO to use the Company aircraft, whenever feasible, when traveling by air. These amounts include $407,762 in fiscal 2005 for Mr. Mack and $608,348 in fiscal 2005, $467,142 in fiscal 2004 and $481,949 in fiscal 2003 for Mr. Purcell, in each case reflecting personal use of Company aircraft. Perquisites are valued based on the aggregate incremental cost to the Company. The value of personal use of corporate aircraft includes variable costs incurred in connection with personal flight activity, and does not include fixed costs of owning and operating the corporate aircraft. The value was calculated for fiscal 2005 based on variable cost per passenger mile flown and for prior years shown in the table based on variable cost per flight hour.

(4) Mr. Mack was awarded 500,000 restricted stock units (RSUs) upon rejoining the Company on June 30, 2005 (the closing price per share of common stock on that date was $52.47). The RSU award vests pro-rata over five years and generally contains the same terms as the RSUs described in footnote 6. Mr. Mack cannot sell the shares underlying the units until the units convert to shares, and the units generally will not convert to shares until Mr. Mack is no longer the CEO.

(5) Represents Company contributions awarded under defined contribution (DC) plans. Mr. Chenevix-Trench participates in the Morgan Stanley U.K. Group Pension Plan. All other executives are eligible to participate in the U.S. DC plans (401(k) Plan and ESOP). Mr. Chenevix-Trench’s fiscal 2005 Company contribution was £17,000. For purposes of this table, the amount of British sterling was converted to U.S. dollars using the fiscal 2005 year-end average rate of approximately £1.00 to $1.84. Under the U.S. DC plans, for fiscal 2005 and fiscal 2004, 100% of the Company contribution was allocated to the ESOP. For fiscal 2003, 23.3% of the Company contributions were allocated to the 401(k) Plan and 76.7% were allocated to the ESOP.

(6) The market value of the common stock underlying RSUs using the closing price per share of common stock on the applicable grant date, as reported on the New York Stock Exchange Composite Transaction Tape. Fiscal 2005 RSUs were granted on December 13, 2005 (the closing price was $57.37) and 50% vest on January 2, 2008 and 50% vest on January 2, 2009. Fiscal 2004 RSUs were granted on December 14, 2004 (the closing price was $54.71) and 50% vest on January 2, 2007 and 50% vest on January 2, 2008. Fiscal 2003 RSUs were granted on November 28, 2003 (the closing price was $55.28) and 50% vested on January 2, 2006 and 50% vest on January 2, 2007. Unvested RSUs vest upon a voluntary or involuntary termination of employment not involving cause or upon a change of control of Morgan Stanley. Dividend equivalents are paid on RSUs at the same rate that dividends are paid on shares of common stock. These RSUs are not transferable, are generally distributed in the form of shares of common stock approximately five years after the grant date and are subject to cancellation in certain circumstances. The following tables list the number of RSUs awarded in each applicable year and the total number and value (calculated using the closing price on November 30, 2005) of RSUs held as of fiscal 2005 year-end (including the fiscal 2005 grant).

Named Executive Officer	Fiscal Year	Number of RSUs awarded for performance
John J. Mack	2005	201,921
Zoe Cruz	2005	236,738
	2004	172,657
	2003	82,360
Neal A. Shear	2005	283,056
Walid A. Chammah	2005	157,253
Jonathan Chenevix-Trench	2005	156,544

Former Executive Officer
Philip J. Purcell	2005	—
	2004	251,799
	2003	73,493
Stephen S. Crawford	2005	—
	2004	112,428
	2003	40,278

	Total RSUs held as of 11/30/05
Named Executive Officer	Number Held	Market Value
John J. Mack	701,921	$39,328,633
Zoe Cruz	1,121,446	$62,834,619
Neal A. Shear	723,210	$40,521,456
Walid A. Chammah	510,747	$28,617,154
Jonathan Chenevix-Trench	570,740	$31,978,562

Former Executive Officer
Philip J. Purcell	474,850	$26,605,845
Stephen S. Crawford	223,829	$12,541,138

(7) Awards of stock options for services in the fiscal year shown.

(8) Mr. Chenevix-Trench’s base salary was £170,000. For purposes of this table, the amount of British sterling was converted to U.S. dollars using the fiscal 2005 year-end average rate of approximately £1.00 to $1.84.

(9) Restoration options granted upon exercise of options with previously issued restoration option rights (RORs). RORs are described in footnote 1 of the following table. In 2005, the Board adopted a new Corporate Governance Policy opposing the future grant of RORs. Previously issued RORs remain outstanding.

(10) This amount reflects a payment of $22,000,000 in connection with Mr. Purcell’s termination of employment discussed in Former CEO settlement and release agreement on page 19.

(11) Mr. Purcell’s fiscal 2005 amount includes (1) $6,100 representing Company contributions awarded under the ESOP and (2) $22,000,000 representing payments to be made in connection with Mr. Purcell’s termination of employment, discussed in Former CEO settlement and release agreement beginning on page 19. Mr. Purcell’s fiscal 2004 and 2003 amounts represent Company contributions awarded under the 401(k) Plan and the ESOP. For fiscal 2004, 100% of the Company contribution awarded under the DC plans was allocated to the ESOP. For fiscal 2003, 23.3% of the Company contributions were allocated to the 401(k) Plan and 76.7% were allocated to the ESOP.

(12) Mr. Crawford’s fiscal 2005 amount represents a portion of the payments to be made in connection with Mr. Crawford’s termination of employment, discussed in Former Co-President’s 2005 agreement beginning on page 19. Mr. Crawford did not receive a Company contribution awarded under the 401(k) Plan or ESOP for fiscal 2005. Mr. Crawford’s fiscal 2004 and 2003 amounts represent Company contributions awarded under the 401(k) and ESOP. For fiscal 2004, 100% of the Company contribution was allocated to the ESOP. For fiscal 2003, 23.3% of the Company contributions were allocated to the 401(k) Plan and 76.7% were allocated to the ESOP.

(13) Includes: (1) award of 90,626 stock options for services in the fiscal year shown and (2) a special award of 216,914 stock options.

Option grants in last fiscal year.    The table below lists stock options granted to the Named Executive Officers and the former Chief Executive Officer and former Co-President during fiscal 2005.

Named Executive Officer	Number of Securities Underlying Options Granted(#)		% of Total Options Granted to All Employees in Fiscal Year	Exercise Price Per Share($)	Expiration Date	Grant Date Present Value($)(2)
John J. Mack	—		—	—	—	—
Zoe Cruz	—		—	—	—	—
Neal A. Shear	—		—	—	—	—
Walid A. Chammah	—		—	—	—	—
Jonathan Chenevix-Trench	10,640	(1)	0.31%	$55.70	1/2/2008	135,362

Former Executive Officer
Philip J. Purcell	—		—	—	—	—
Stephen S. Crawford	—		—	—	—	—

(1) Restoration Options granted on March 22, 2005 upon the exercise of options that were granted with RORs in a prior fiscal year. Restoration Options are fully vested at the time of grant and have the same expiration date and transfer restrictions as the underlying options. Upon tendering shares of common stock to the Company to pay the exercise price of options with RORs, the employee receives a Restoration Option entitling him or her to acquire a number of shares of common stock equal to the number of shares of common stock tendered to pay the exercise price and withheld to pay taxes upon the exercise of the underlying option. The exercise price of a Restoration Option is equal to the fair market value of Morgan Stanley’s common stock on the underlying option’s exercise date. RORs may only be exercised while the grantee is an employee of the Company. RORs do not increase the option holder’s net equity position. Instead, RORs preserve the holder’s commitment to the Company by maintaining the holder’s net equity position—the sum of shares owned and shares subject to option.

(2) Options were valued employing a modified Black-Scholes model assuming (i) the option was exercised at the end of the option term; (ii) a stock price volatility of 33.27%; (iii) a risk-free rate of return that was the implied rate on the grant date of a zero coupon U.S. Treasury STRIPS having a remaining term approximately equal to the assumed term of the subject option; and (iv) the Company’s annualized dividend yield on the grant date was constant over the life of the option. The values are hypothetical and there is no assurance that such values will be realized. The actual value, if any, realized on the stock options will depend on the future price of the common stock.

Aggregated option exercises in last fiscal year and fiscal year-end option values.    The following table contains the aggregate number of shares of common stock underlying stock options exercised in fiscal 2005 and the number of shares underlying stock options held by each Named Executive Officer and the former Chief Executive Officer and former Co-President as of November 30, 2005.

Name	Shares Acquired on Exercise(#)(1)	Value Realized($)(2)	Number of Securities Underlying Unexercised Options at Fiscal Year-End(#)(3)		Value of Unexercised In-the- Money Options at Fiscal Year-End($)(4)
			Exercisable(5)	Unexercisable	Exercisable(5)	Unexercisable
John J. Mack	637,532	30,030,934	1,008,899	—	7,098,499	—
Zoe Cruz	—	—	558,596	92,656	5,319,408	77,117
Neal A. Shear	—	—	520,389	88,598	2,644,823	73,740
Walid A. Chammah	—	—	573,200	37,874	4,098,620	31,522
Jonathan Chenevix-Trench	15,519	459,864	537,654	81,662	2,746,838	67,967

Former Executive Officer
Philip J. Purcell	157,796	4,082,510	1,910,948	—	15,951,330	—
Stephen S. Crawford	—	—	416,498	130,146	2,126,042	424,679

(1) The number of shares underlying options exercised in fiscal 2005 by the Named Executive Officers and the former CEO and the former Co-President. The actual number of shares Messrs. Mack, Chenevix-Trench and Purcell received from options each exercised in fiscal 2005 (net of shares tendered to cover the exercise price and withheld to pay income tax) was 297,871, 4,879 and 44,379, respectively.

(2) The difference between the average of the high and low price of the common stock on the exercise date and the option exercise price multiplied by the number of shares acquired upon exercise.

(3) The Company has no stock appreciation rights outstanding. The shares of common stock that would be acquired upon exercising certain of these options are subject to transfer restrictions.

(4) The value of unexercised, in-the-money options is the aggregate, calculated on a grant-by-grant basis, of the product of (a) the number of unexercised options multiplied by (b) the difference between $56.2795, the volume weighted average price of our common stock on November 30, 2005, and the exercise prices of all such options. The actual value, if any, realized on the options will depend on the future price of the common stock.

(5) Includes options that vested and became exercisable on January 2, 2006.

Pension plans.    The paragraphs below discuss the amounts the Company estimates it will pay to each of the Named Executive Officers and the former Chief Executive Officer and former Co-President in annual benefits upon retirement.

Named Executive Officers.    Mr. Mack, Ms. Cruz and Messrs. Shear and Chammah, ages 61, 50, 51, and 51, respectively, participate in a Company-sponsored defined benefit pension plan intended to qualify under Section 401(a) of the Internal Revenue Code (qualified plan), and other plans that are nonqualified, unfunded plans for certain key employees (Excess Plan and Supplemental Executive Retirement Plan or SERP). Mr. Chenevix-Trench, age 44, is eligible to receive a pension benefit under the defined benefit section of the Company-sponsored Morgan Stanley U.K. Group Pension Plan based on his credited years of service to September 30, 1996 and he participates in the SERP. As of November 30, 2005, the credited years of service (rounded to the nearest whole year) used to determine the total pension benefits were 32, 22, 22, 12 and 21 years for Mr. Mack, Ms. Cruz and Messrs. Shear, Chammah and Chenevix-Trench, respectively. “Final Average Salary” is used to determine total benefits under the pension plans and, for the qualified plan and Excess plan and the SERP, is equal to the average annual base salary during the 60 highest-paid consecutive months of the last 120 months of credited service. Base salary is reported under Salary in the Summary compensation table on page 21. Following termination after age 55, the named executive officers can begin receiving reduced benefits prior to age 60 or unreduced benefits as early as age 60.

Under the terms of his employment agreement dated June 30, 2005, as amended, for purposes of determining his pension benefits, Mr. Mack will be treated as if he had not terminated employment with the Company in 2001 unless, prior to June 30, 2006, he is terminated for cause.

The estimates in the table below apply to Mr. Mack, Ms. Cruz and Messrs. Shear and Chammah and assume that the executives will participate in all applicable Company-sponsored pension plans until retirement. The pension benefits shown are in addition to any Social Security benefits to which the executives may be entitled; the amounts payable at retirement will be reduced by offsets applicable to the executives, such as certain pension benefits provided by a former employer. If Mr. Mack, Ms. Cruz and Messrs. Shear and Chammah remain in service until retirement at age 65 at the base salary reported under Salary in the Summary compensation table on page 21, they will receive estimated annual single life annuity pension benefits of $414,035, $151,535, $140,000 and $140,000, respectively, before reduction by offsets applicable to them.

Estimated Annual Pension Benefits

(payable for the executive’s lifetime)

Final Average Salary	Credited Years of Service
	10	15	20	25	30	35 (Max)
$ 200,000	$60,000	$80,000	$100,000	$100,000	$110,000	$120,000
250,000	90,000	120,000	140,000	140,000	140,000	140,000
300,000	90,000	120,000	140,000	140,000	140,000	151,535
400,000	120,000	140,000	140,000	145,739	174,887	204,035
500,000	140,000	140,000	146,591	183,239	219,887	256,535
600,000	140,000	140,000	176,591	220,739	264,887	309,035
700,000	140,000	154,943	206,591	258,239	309,887	361,535
800,000	140,000	177,443	236,591	295,739	354,887	414,035
900,000	140,000	199,943	266,591	333,239	399,887	466,535
1,000,000	148,296	222,443	296,591	370,739	444,887	519,035

If Mr. Chenevix-Trench remains in service until retirement at age 65 at the base salary reported under Salary in the Summary compensation table on page 21, he will receive estimated annual pension benefits payable for his lifetime of $140,000, before reduction by the value of Company contributions made on his behalf to the defined contribution section of the Morgan Stanley U.K. Group Pension Plan and any other applicable offsets, such as certain pension benefits provided by a former employer.

Former Executive Officers.    Messrs. Crawford and Purcell participate in the qualified plan and Excess plan. Under the terms of Mr. Crawford’s agreement dated June 30, 2005, Mr. Crawford is eligible to participate in the SERP. Mr. Purcell receives no benefit under the SERP. Pension benefits for Mr. Crawford and Mr. Purcell are in addition to any Social Security benefits to which each former executive may be entitled.

The qualified plan, Excess Plan and SERP collectively will provide Mr. Crawford with a benefit of $140,000 per year for his lifetime beginning at age 60, based on his credited years of service (rounded to the nearest whole year) of 19 years and Final Average Salary at his date of termination on July 11, 2005 of $297,750. Mr. Crawford can begin receiving a reduced benefit as early as age 55.

The qualified plan and Excess plan collectively provide Mr. Purcell with a benefit of $18,500 per year for his lifetime and continuing after his death for his spouse’s lifetime, beginning on August 1, 2005, based on his credited service (rounded to the nearest whole year) of eight years as an employee of MS&Co. after December 31, 1997 and Final Average Salary at his date of termination of $200,000 (as limited to $200,000 under the terms of the Excess Plan). Mr. Purcell’s annual payments are in addition to (1) the lump sum of

$773,897 he received on August 12, 2005, under the terms of the qualified plan based on his credited service of 14 years and his average compensation as an employee of MSDWI through December 31, 1997, and (2) the lump sum of $14,507,524 he received on September 29, 2005, under the terms of the Dean Witter, Discover & Co. Transferred Executives Pension Supplement (TEPS) based on credited service of 27 years and eligible compensation of $3.2 million (as limited under the terms of TEPS). Mr. Purcell’s TEPS lump sum reflects all applicable offsets (including the offset of the value of all Company-sponsored pension benefits and benefits payable from the retirement plan of Sears, Roebuck and Co.).

Stock performance graph.    The following graph compares the cumulative total shareholder return (rounded to the nearest whole dollar) of our common stock, the S&P 500 Stock Index and the S&P 500 Diversified Financials Index for our last five fiscal years. The graph assumes a $100 investment at the closing price on November 30, 2000 and reinvestment of dividends on the respective dividend payment dates without commissions. This graph does not forecast future performance of our common stock.

	MS	S&P 500	S5DIVF
11/30/2000	$100.00	$100.00	$100.00
11/30/2001	88.89	87.79	92.18
11/29/2002	73.96	73.30	80.00
11/28/2003	92.22	84.35	101.81
11/30/2004	86.29	95.18	108.61
11/30/2005	97.19	103.21	124.79

Item 2—Ratification of appointment of Morgan Stanley’s independent auditors

The Audit Committee has appointed Deloitte & Touche LLP as independent auditors for fiscal 2006 and presents this selection to the shareholders for ratification. Deloitte & Touche will audit our consolidated financial statements for fiscal 2006 and perform other permissible, pre-approved services.

Pre-approval of independent auditor services.    The Audit Committee pre-approves all audit and permitted non-audit services that Deloitte & Touche performs for the Company. The Chair of the Audit Committee may pre-approve additional permissible proposed non-audit services that arise between Committee meetings, provided that the Audit Committee is informed of the decision to pre-approve the service at its next scheduled meeting.

Independent auditors’ fees.    The following table summarizes the aggregate fees (including related expenses; $ in millions) for professional services provided by Deloitte & Touche related to fiscal 2005 and fiscal 2004. For fiscal 2005, the Audit Committee directed the Company to reduce Audit-Related Fees and Tax Fees for services provided by Deloitte & Touche as a proportion of the Audit Fees for services provided by Deloitte & Touche.

	2005	2004
Audit Fees(1)	$31.6	$31.3
Audit-Related Fees(2)	$5.1	$6.0
Tax Fees(3)	$1.5	$5.5
All Other Fees	$0	$0

Total	$38.2	$42.8

(1) Audit Fees services include: (i) the audit of our consolidated financial statements included in our Form 10-K annual report and services attendant to, or required by, statute or regulation; (ii) reviews of the interim condensed consolidated financial statements included in our quarterly reports on Form 10-Q; (iii) comfort letters, consents and other services related to SEC and other regulatory filings; (iv) accounting consultation attendant to the audit; (v) the audit of management’s report on the effectiveness of the Company’s internal control over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act of 2002; and (vi) the audit of Discover financial statements in connection with exploration of a possible spinoff of Discover.

(2) Audit-Related Fees services include: (i) data verification and agreed-upon procedures related to asset securitizations; (ii) assessment and testing of internal controls and risk management processes beyond the level required as part of the consolidated audit; (iii) statutory audits and financial audit services provided relating to investment products offered by Morgan Stanley, where Morgan Stanley incurs the audit fee in conjunction with the investment management services it provides; (iv) audits of employee benefit plans; (v) agreed upon procedures engagements; (vi) regulatory matters; and (vii) due diligence associated with mergers and acquisitions and with acquisitions of financial assets.

(3) Tax Fees services include tax compliance, tax planning and tax advice. Tax compliance services include: (i) U.S. federal, state and local income and non-income tax compliance, including preparation and review of tax returns; (ii) non-U.S. income and non-income tax compliance, including preparation and review of tax returns; (iii) transfer pricing documentation; and (iv) compliance services relating to investment products offered by Morgan Stanley where Morgan Stanley incurs the fee in conjunction with the investment management services it provides. Tax planning and tax advice services include: (i) U.S. federal, state and local income and non-income tax planning and advice; and (ii) non-U.S. income and non-income tax planning and advice.

Fund-related fees.    Morgan Stanley offers investment products, including money market, equity and fixed income funds and commodity pools (collectively “Funds”). Deloitte & Touche provides audit, audit-related and tax services to certain of these Funds. The aggregate fees for such services are summarized in the following table ($ in millions).

	2005	2004
Audit Fees	$6.8	$6.9
Audit-Related Fees	$0.6	$0.3
Tax Fees	$1.1	$1.8

Most of the Funds have audit committees, comprised solely of directors who are independent of Morgan Stanley and are not on Morgan Stanley’s Board of Directors. Such audit committees are responsible for, among other things, the selection of the Funds’ audit firms. Of the Fund-related fees described above, the aggregate fees for audit, audit-related and tax services provided to Funds that have independent audit committees are summarized in the following table ($ in millions).

	2005	2004
Audit Fees	$4.4	$4.5
Audit-Related Fees	$0.3	$0.3
Tax Fees	$0.5	$0.7

A Deloitte & Touche representative will attend the annual meeting to respond to your questions and will have the opportunity to make a statement. If shareholders do not ratify the appointment, the Audit Committee will reconsider it.

Our Board recommends a vote “FOR” the ratification of Deloitte & Touche’s appointment as Morgan Stanley’s independent auditors. Proxies solicited by the Board of Directors will be voted “FOR” this ratification unless otherwise instructed.

Audit Committee report.    The Audit Committee is responsible for the oversight of the integrity of the Company’s consolidated financial statements, the Company’s system of internal control, the Company’s risk management, the qualifications and independence of the Company’s independent auditor, the performance of the Company’s internal and independent auditors and the Company’s compliance with legal and regulatory requirements. We have the sole authority and responsibility to select, determine the compensation of, evaluate and, when appropriate, replace the Company’s independent auditors. The Committee has four independent directors and operates under a written charter adopted by the Board that is available at the Company’s website at www.morganstanley.com. The Board has determined that each Committee member is independent under the standards of director independence established under our Corporate Governance Policies and the NYSE listing requirements and is also “independent” for purposes of Section 10A(m)(3) of the Securities Exchange Act of 1934.

Management is responsible for the financial reporting process, including the system of internal control, for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States and for the report on the Company’s internal control over financial reporting. The Company’s independent auditors are responsible for auditing those financial statements and expressing an opinion as to their conformity with generally accepted accounting principles, for attesting to management’s report on the Company’s internal control over financial reporting and for attesting to the effectiveness of the Company’s internal control over financial reporting. Our responsibility is to oversee the financial reporting process and to review and discuss management’s report on the Company’s internal control over financial reporting. We are not, however, professionally engaged in the practice of accounting or auditing and do not provide any expert or other special assurance as to such financial statements concerning compliance with laws, regulations or generally accepted accounting principles or as to auditor independence. We rely, without independent verification, on the information provided to us and on the representations made by management, the internal auditors and the independent auditors.

We held eight meetings during fiscal 2005. The meetings were designed, among other things, to facilitate and encourage communication among the Committee, management, the internal auditors and the Company’s independent auditors, Deloitte & Touche LLP. We discussed with the Company’s internal auditors and Deloitte & Touche the overall scope and plans for their respective audits. We met with the internal auditors and Deloitte & Touche, with and without management present, to discuss the results of their examinations and their evaluations of the Company’s internal control. We also met with senior management personnel.

We reviewed and discussed the Company’s guidelines, policies and procedures for risk assessment and risk management and the major risk exposures of the Company and its business units, as appropriate. We reviewed and discussed with management its reports regarding risk management. We reviewed the annual plan and the scope of the work of the internal auditor, and reviewed reports to management by the internal auditor. We also approved the internal auditor’s budget for fiscal 2005 and reviewed and assessed the Committee’s charter, policies and practices.

We reviewed and discussed the audited consolidated financial statements and related footnotes for the fiscal year ended November 30, 2005 with management, the internal auditors and Deloitte & Touche. We reviewed and discussed the critical accounting policies that are set forth in the Company’s Annual Report on Form 10-K. We reviewed and discussed with management, the internal auditors and Deloitte & Touche management’s annual report on the Company’s internal control over financial reporting and Deloitte & Touche’s attestation report. We also discussed with management, the internal auditors and Deloitte & Touche the process used to support certifications by the Company’s Chief Executive Officer and Chief Financial Officer that are required by the Securities and Exchange Commission and the Sarbanes-Oxley Act of 2002 to accompany the Company’s periodic filings with the Securities and Exchange Commission and the processes used to support management’s annual report on the Company’s internal control over financial reporting.

We discussed with Deloitte & Touche matters that independent accounting firms must discuss with audit committees under generally accepted auditing standards and standards of the Public Company Accounting Oversight Board, including, among other things, matters related to the conduct of the audit of the Company’s consolidated financial statements and the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees). This review included a discussion with management and the independent auditor of the quality (not merely the acceptability) of the Company’s accounting principles, the reasonableness of significant estimates and judgments, and the disclosures in the Company’s consolidated financial statements, including the disclosures relating to critical accounting policies.

Deloitte & Touche also provided to the Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and represented that it is independent from the Company. We discussed with Deloitte & Touche their independence from the Company. When considering Deloitte & Touche’s independence, we considered if services they provided to the Company beyond those rendered in connection with their audit of the Company’s consolidated financial statements, reviews of the Company’s interim condensed consolidated financial statements included in its Quarterly Reports on Form 10-Q and the attestation of management’s report on internal control over financial reporting were compatible with maintaining their independence. We also reviewed and pre-approved, among other things, the audit, audit-related and tax services performed by Deloitte & Touche. We received regular updates on the amount of fees and scope of audit, audit-related and tax services provided.

Based on our review and these meetings, discussions and reports discussed above, and subject to the limitations on our role and responsibilities referred to above and in the Audit Committee Charter, we recommended to the Board that the Company’s audited consolidated financial statements for the fiscal year ended November 30, 2005 be included in the Company’s Annual Report on Form 10-K. We have also selected Deloitte & Touche as the Company’s independent auditors for the fiscal year ended November 30, 2006 and are presenting the selection to the shareholders for ratification.

Respectfully submitted,

C. Robert Kidder, Chair

Howard J. Davies

Charles H. Noski

Klaus Zumwinkel

Note: During fiscal 2005, John W. Madigan also served on the Committee. He resigned from the Board effective December 31, 2005. Mr. Noski joined the Committee effective September 19, 2005.

Item 3—Company proposal to amend the Certificate of Incorporation to accelerate the declassification of the Board of Directors

In March 2005, our shareholders approved an amendment to our Certificate of Incorporation providing that, commencing in 2006, directors elected to succeed those directors whose terms expire at each annual meeting would be elected annually for terms of one year. The effect of this amendment was that all directors would be elected annually commencing with the 2008 annual meeting.

Our Board has continued to focus on further improvements to our corporate governance practices. In May 2005, our Board announced its intention that all directors stand for election annually commencing with the 2006 annual meeting.

Accordingly, our Board has approved, and recommends approval by our shareholders of, an amendment to Article VII of our Certificate of Incorporation to provide that at each annual meeting commencing with the 2006 annual meeting, all elected directors will hold office for a term expiring at the next annual meeting, with each director to hold office until his or her successor shall have been duly elected and qualified. The effect of this amendment, if approved by our shareholders, would be to eliminate the classification of our Board effective upon the Company’s filing of the Certificate of Amendment to the Certificate of Incorporation in Delaware. Assuming the amendment is approved, the Company intends to file the amendment promptly after the results of the shareholder vote are certified.

Under Item 1B, director nominees designated as “Item 1B Nominees,” consisting of the two classes of directors currently scheduled to remain in office until the 2007 and 2008 annual meetings, are being nominated for election for a one-year term expiring at the 2007 annual meeting, with each director to hold office until his or her successor shall have been duly elected and qualified. The election under Item 1B is conditioned on, and will only be effective upon, effectiveness of the amendment to the Certificate of Incorporation proposed in this Item 3.

The proposed amendment to our Certificate of Incorporation under this Item 3 provides that Article VII would be revised as follows. The following text shows Article VII after giving effect to the amendment proposed under this Item 3 but before giving effect to the amendments to our Certificate of Incorporation proposed in Items 4 and 5. Annex B shows the changes to Article VII and Article X of our Certificate of Incorporation after giving effect to the amendments proposed in each of Items 3, 4 and 5.

ARTICLE VII

Board of Directors

Subject to the rights of the holders of any series of Preferred Stock, or any other series or class of stock as set forth in this Certificate of Incorporation, to elect additional directors under specified circumstances, the number of directors of the Corporation shall be fixed in such manner as prescribed in the Bylaws of the Corporation and may be increased or decreased from time to time in such manner as prescribed by the Bylaws.

Unless and except to the extent that the Bylaws of the Corporation shall so require, the election of directors of the Corporation need not be by written ballot.

The directors, other than those who may be elected by the holders of any series of Preferred Stock or any other series or class of stock as set forth in this Certificate of Incorporation, shall be elected annually at each annual meeting of stockholders of the Corporation by a plurality vote of all votes cast at such meeting to hold office for a term expiring at the next annual meeting of stockholders, with each director to hold office until his or her successor shall have been duly elected and qualified. The terms of office of each director whose term of office did not expire at the 2006 annual meeting of stockholders of the Corporation shall nonetheless expire upon the effectiveness of this Certificate of Amendment under the General Corporation Law of the State of Delaware (the “Effective Time”), such that the directors elected at the 2006 annual meeting of stockholders of the Corporation effective upon the Effective Time to succeed such directors shall commence their term of office at the Effective Time, for a term expiring at the next annual meeting of stockholders, with each such director to hold office until his or her successor shall have been duly elected and qualified.

Subject to the rights of the holders of any series of Preferred Stock, or any other series or class of stock as set forth in this Certificate of Incorporation, to elect additional directors under specified circumstances, vacancies resulting from death, resignation, retirement, disqualification, removal from office or other cause, and newly created directorships resulting from any increase in the authorized number of directors, may be filled only by the affirmative vote of a majority of the remaining directors, though less than a quorum of the Board of Directors, and directors so chosen shall hold office for a term expiring at the next annual meeting of stockholders, and until such director’s successor shall have been duly elected and qualified. No decrease in the number of authorized directors constituting the Board of Directors shall shorten the term of any incumbent director.

Any director may be removed from office at any time, with or without cause, but only by the affirmative vote of the holders of at least 80 percent of the voting power of the then outstanding Voting Stock, voting together as a single class.

Pursuant to Article X of our Certificate of Incorporation, the amendment to our Certificate of Incorporation proposed under this Item 3 requires the affirmative vote of the holders of at least 80% of our outstanding capital stock entitled to vote generally in the election of directors, voting together as a single class. If this amendment to the Certificate of Incorporation is approved, then such amendment will become effective upon filing such amendment with the Delaware Secretary of State, which filing would be made promptly after the annual meeting.

Our Board of Directors recommends you vote “FOR” this proposal. Proxies solicited by the Board will be voted “FOR” this proposal unless otherwise instructed.

Item 4—Company proposal to amend the Company’s Certificate of Incorporation to remove the provision requiring plurality voting for directors

Our Board has approved, and recommends approval by our shareholders of, an amendment to Article VII of our Certificate of Incorporation to remove the provision requiring plurality voting for directors.

As discussed in Item 6, the shareholder proposal regarding director elections, we believe that moving to a majority voting election system is not in the best interest of shareholders and that the plurality voting system continues to be the appropriate voting standard for the election of directors.

Our Board is monitoring, and will continue to monitor, the discussions and developments in the area of corporate governance generally, and majority voting for directors in particular, and will continue to maintain its commitment to the highest standards of corporate governance. In that spirit, we believe it is appropriate not to have provisions in our Certificate of Incorporation or Bylaws that would limit our Board’s flexibility in this area. Accordingly, in December 2005, the Board amended our Bylaws to eliminate the Bylaw provision requiring that director elections be decided by plurality voting, to be effective only upon the effectiveness of this amendment to our Certificate of Incorporation. In addition, in order to give our Board such flexibility, we are recommending that at this annual meeting shareholders vote to remove the provision in our Certificate of Incorporation requiring that director elections be decided by plurality voting. If approved by shareholders, this amendment would remove from our Certificate of Incorporation language requiring plurality voting in the election of directors. However, even after this amendment, in accordance with Delaware law, our director elections would continue to be decided by plurality voting.

The proposed amendment to our Certificate of Incorporation under this Item 4 provides that Article VII would be revised as follows. The following text shows Article VII after giving effect to the amendment proposed under this Item 4 but before giving effect to the amendments to our Certificate of Incorporation proposed in Items 3 and 5. Annex B shows the changes to Article VII and Article X of our Certificate of Incorporation after giving effect to the amendments proposed in each of Items 3, 4 and 5.

ARTICLE VII

Board of Directors

Subject to the rights of the holders of any series of Preferred Stock, or any other series or class of stock as set forth in this Certificate of Incorporation, to elect additional directors under specified circumstances, the number of directors of the Corporation shall be fixed in such manner as prescribed in the Bylaws of the Corporation and may be increased or decreased from time to time in such manner as prescribed by the Bylaws.

Unless and except to the extent that the Bylaws of the Corporation shall so require, the election of directors of the Corporation need not be by written ballot.

Subject to the succeeding provisions of this paragraph, the directors, other than those who may be elected by the holders of any series of Preferred Stock or any other series or class of stock as set forth in this Certificate of Incorporation, shall be divided into three classes, initially consisting of 6, 4 and 4 directors. One class of directors initially consisting of 4 directors shall be initially elected for a term expiring at the annual meeting of stockholders to be held in 1998, another class initially consisting of 4 directors shall be initially elected for a term expiring at the annual meeting of stockholders to be held in 1999, and another class initially consisting of 6 directors shall be initially elected for a term expiring at the annual meeting of stockholders to be held in 2000. Members of each class shall hold office until their successors are elected and qualified. At each annual meeting of the stockholders of the Corporation commencing with the 1998 annual meeting but prior to the 2006 annual meeting, directors elected to succeed those directors whose terms then expire shall be elected by a plurality vote of all votes cast at such meeting to hold office for a term expiring at the third succeeding annual meeting of stockholders after their election, with each director to hold office until his or her successor shall have been duly elected and qualified. At each annual meeting of the stockholders of the Corporation commencing with the 2006 annual meeting, directors elected to succeed those directors whose terms then expire shall be elected at such meeting to hold office for a term expiring at the next annual meeting of stockholders, with each director to hold office until his or her successor shall have been duly elected and qualified. Commencing with the 2008 annual meeting of stockholders of the Corporation, the foregoing classification of the Board of Directors shall cease.

Subject to the rights of the holders of any series of Preferred Stock, or any other series or class of stock as set forth in this Certificate of Incorporation, to elect additional directors under specified circumstances, vacancies resulting from death, resignation, retirement, disqualification, removal from office or other cause, and newly created directorships resulting from any increase in the authorized number of directors, may be filled only by the affirmative vote of a majority of the remaining directors, though less than a quorum of the Board of Directors, and directors so chosen (i) prior to the 2008 annual meeting of stockholders shall hold office for a term expiring at the annual meeting of stockholders at which the term of office of the class to which they have been elected expires, or (ii) subsequent to the 2008 annual meeting of stockholders shall hold office for a term expiring at the next annual meeting of stockholders, and in each case until such director’s successor shall have been duly elected and qualified. No decrease in the number of authorized directors constituting the Board of Directors shall shorten the term of any incumbent director.

Subject to the rights of the holders of any series of Preferred Stock, or any other series or class of stock as set forth in this Certificate of Incorporation, to elect additional directors under specified circumstances, any director may be removed from office at any time, but only by the affirmative vote of the holders of at least 80 percent of the voting power of the then outstanding Voting Stock, voting together as a single class, and, prior to the 2008 annual meeting of stockholders, only for cause.

Pursuant to Article X of our Certificate of Incorporation, the amendment to our Certificate of Incorporation proposed under this Item 4 requires the affirmative vote of the holders of at least 80% of our outstanding capital stock entitled to vote generally in the election of directors, voting together as a single class. If this amendment to the Certificate of Incorporation is approved, then such amendment will become effective upon filing such amendment with the Delaware Secretary of State, which filing would be made promptly after the annual meeting.

Our Board recommends you vote “FOR” this proposal. Proxies solicited by the Board will be voted “FOR” this proposal unless otherwise instructed.

Item 5—Company proposal to amend the Certificate of Incorporation to eliminate certain supermajority voting requirements

Our Board has approved, and recommends approval by our stockholders of, an amendment to Article VII and Article X of our Certificate of Incorporation to eliminate the supermajority voting requirements described below.

As discussed in Item 7, the shareholder proposal regarding simple majority votes, and in Item 6, the shareholder proposal regarding director elections, our Board has taken strong steps to enhance Morgan Stanley’s corporate governance. Consistent with these steps and our response in Item 7, we are proposing the following changes to our Certificate of Incorporation:

•	Removal of the 80% vote requirement to remove a director.

•	Removal of the 80% vote requirement to amend the provision prohibiting stockholder action by written consent, so that any amendment to that provision would require the same stockholder approval as for any other amendment (i.e., a majority of the outstanding voting shares).

•	Removal of the 80% vote requirement to amend Article VII of our Certificate of Incorporation, which relates to our Board, so that any amendment to that provision would require the same stockholder approval as for any other amendment (i.e., a majority of the outstanding voting shares).

The proposed amendment to our Certificate of Incorporation under this Item 5 provides that Article VII and Article X would be revised as follows. The following text shows Article VII and Article X after giving effect to the amendment proposed under this Item 5 but before giving effect to the amendments to our Certificate of Incorporation proposed in Items 3 and 4. Annex B shows the changes to Article VII and Article X of our Certificate of Incorporation after giving effect to the amendments proposed in each of Items 3, 4 and 5.

ARTICLE VII

Board of Directors

Subject to the rights of the holders of any series of Preferred Stock, or any other series or class of stock as set forth in this Certificate of Incorporation, to elect additional directors under specified circumstances, the number of directors of the Corporation shall be fixed in such manner as prescribed in the Bylaws of the Corporation and may be increased or decreased from time to time in such manner as prescribed by the Bylaws.

Unless and except to the extent that the Bylaws of the Corporation shall so require, the election of directors of the Corporation need not be by written ballot.

Subject to the succeeding provisions of this paragraph, the directors, other than those who may be elected by the holders of any series of Preferred Stock or any other series or class of stock as set forth in this Certificate of Incorporation, shall be divided into three classes, initially consisting of 6, 4 and 4 directors. One class of directors initially consisting of 4 directors shall be initially elected for a term expiring at the annual meeting of stockholders to be held in 1998, another class initially consisting of 4 directors shall be initially elected for a term expiring at the annual meeting of stockholders to be held in 1999, and another class initially consisting of 6 directors shall be initially elected for a term expiring at the annual meeting of stockholders to be held in 2000. Members of each class shall hold office until their successors are elected and qualified. At each annual meeting of the stockholders of the Corporation commencing with the 1998 annual meeting but prior to the 2006 annual meeting, directors elected to succeed those directors whose terms then expire shall be elected by a plurality vote of all votes cast at such meeting to hold office for a term expiring at the third succeeding annual meeting of stockholders after their election, with each director to hold office until his or her successor shall have been duly elected and qualified. At each annual meeting of the stockholders of the Corporation commencing with the 2006 annual meeting, directors elected to succeed those directors whose terms then expire shall be elected by a plurality vote of all votes cast at such meeting to hold office for a term expiring at the next annual meeting of stockholders, with each director to hold office until his or her successor shall have been duly elected and qualified. Commencing with the 2008 annual meeting of stockholders of the Corporation, the foregoing classification of the Board of Directors shall cease.

Subject to the rights of the holders of any series of Preferred Stock, or any other series or class of stock as set forth in this Certificate of Incorporation, to elect additional directors under specified circumstances, vacancies resulting from death, resignation, retirement, disqualification, removal from office or other cause, and newly created directorships resulting from any increase in the authorized number of directors, may be filled only by the affirmative vote of a majority of the remaining directors, though less than a quorum of the Board of Directors, and directors so chosen (i) prior to the 2008 annual meeting of stockholders shall hold office for a term expiring at the annual meeting of stockholders at which the term of office of the class to which they have been elected expires, or (ii) subsequent to the 2008 annual meeting of stockholders shall hold office for a term expiring at the next annual meeting of stockholders, and in each case until such director’s successor shall have been duly elected and qualified. No decrease in the number of authorized directors constituting the Board of Directors shall shorten the term of any incumbent director.

Subject to the rights of the holders of any series of Preferred Stock, or any other series or class of stock as set forth in this Certificate of Incorporation, to elect additional directors under specified circumstances, any director may be removed from office at any time, but prior to the 2008 annual meeting of stockholders, only for cause.

ARTICLE X

Amendments

Except as may be expressly provided in this Certificate of Incorporation, the Corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained in this Certificate of Incorporation or a Preferred Stock Designation, and any other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed herein or by applicable law, and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this Article X; provided, however, that any amendment or repeal of Article VIII or Article IX of this Certificate of Incorporation shall not adversely affect any right or protection existing thereunder in respect of any act or omission occurring prior to such amendment or repeal, and provided further that no Preferred Stock Designation shall be amended after the issuance of any shares of the series of Preferred Stock created thereby, except in accordance with the terms of such Preferred Stock Designation and the requirements of applicable law.

Notwithstanding anything contained in this Certificate of Incorporation to the contrary, and in addition to the approval by the Board of Directors, the affirmative vote of the holders of at least 80 percent of the voting power of the then outstanding Voting Stock, voting together as a single class, shall be required to amend, repeal or adopt any provision inconsistent with paragraph (1) of Article V or this second paragraph of this Article X. For the purposes of this Certificate of Incorporation, “Voting Stock” shall mean the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors.

Pursuant to Article X of our Certificate of Incorporation, the amendment to our Certificate of Incorporation proposed under this Item 5 requires the affirmative vote of the holders of at least 80% of our outstanding capital stock entitled to vote generally in the election of directors, voting together as a single class. If this amendment to the Certificate of Incorporation is approved, then such amendment will become effective upon filing such amendment with the Delaware Secretary of State, which filing would be made promptly after the annual meeting.

Our Board recommends you vote “FOR” this proposal. Proxies solicited by the Board will be voted “FOR” this proposal unless otherwise instructed.

Shareholder proposals

Morgan Stanley has set forth below three shareholder proposals and supporting statements for which the Board of Directors and Morgan Stanley accept no responsibility. The Board’s voting recommendation immediately follows each proposal. A proposal may be voted on at the annual meeting only if properly presented by the shareholder proponent or the proponent’s qualified representative.

Item 6—Shareholder proposal regarding director elections

The American Federation of State, County and Municipal Employees, 1625 L Street, N.W., Washington, D.C. 20036, owner of approximately 13,465 shares of common stock, and the Ohio Public Employees Retirement System, 277 East Towne Street, Columbus, Ohio, 43215-4642, owner of approximately 1,974,225 shares of common stock, have notified Morgan Stanley that they intend to present the following proposal and related supporting statement at the annual meeting:

RESOLVED that the stockholders of Morgan Stanley urge the Board of Directors to take all necessary actions to require that a director be elected by a favorable majority of (a) votes cast for the nominees plus (b) votes withheld from the nominee, unless (x) the number of nominees exceeds the number of directors to be elected and (y) proxies are solicited by or on behalf of a person other than Morgan Stanley. In conjunction with specifying a majority vote threshold, the Board should address the status of incumbent directors who do not receive the required number of votes and who would be considered “holdover” directors under the law of Delaware, where Morgan Stanley is incorporated, and the procedure for filling any vacancy that arises as a result of an incumbent director’s failure to obtain the required vote.

Supporting Statement

Currently, Morgan Stanley uses a plurality voting standard for director elections, which means that the nominee who receives the most votes will be elected. Nearly all corporate director elections, including the last five at Morgan Stanley, are uncontested; in other words, there is only one candidate for each open seat (Harvard Law School Professor Lucian Bebchuk has estimated that there were only about 80 contested elections at public companies from 1996 through 2002.) In uncontested situations, a plurality voting standard ensures that a nominee will be elected even if holders of a majority of shares voting exercise their right to withhold support from the nominee on the proxy card. Indeed, under plurality voting, a single share could elect a nominee.

Section 216 of the Delaware General Corporation Law allows a corporation to deviate from the plurality default standard by establishing a different standard in its charter or bylaws. This proposal, if implemented by the Board, would do that by requiring directors to be elected by a majority of shares voting for a nominee or withholding their votes from the nominee at a meeting. The plurality standard would be retained for contested elections.

We believe that a majority vote standard for director election would foster a more robust system of board accountability. Under the case law of Delaware, the power of stockholders over director election is supposed to be a safety valve that justifies giving the board substantial discretion to manage the corporation’s business and affairs. Requiring a nominee to garner majority support among stockholders—thus giving stockholders’ withhold votes real meaning—would help restore this safety valve.

Restoring accountability is particularly important now at Morgan Stanley. We believe that the board has been excessively loyal to outgoing CEO Phillip [sic] Purcell and that directors lack financial services experience. We are also concerned about the close relationships among current directors, including reported ties to Purcell through Sears, Dean Witter, AMR and McKinsey Consulting. Shareholder value has suffered as Morgan Stanley’s stock closed under $49 in June 2005, down from $110 in September 2000.

We urge stockholders to vote FOR this proposal.

OUR BOARD RECOMMENDS THAT YOU VOTE “AGAINST” THIS PROPOSAL.    Our Board believes that this proposal is not in the best interest of shareholders and opposes this proposal for the following reasons.

•	We have adopted a policy to consider withhold votes in director elections. In December 2005, Morgan Stanley amended its Corporate Governance Policies to include a new policy on voting for directors. We believe that our policy represents a best practice approach and is similar to policies regarding voting for directors adopted by other U.S. companies with leading corporate governance policies.

Under our policy, set forth above beginning on page 2, any nominee for director in an uncontested election who receives a greater number of votes “withheld” from his or her election than votes “for” such election (a “majority withheld vote”) will promptly tender his or her resignation as a director. Our Nominating and Governance Committee, without participation by any director so tendering his or her resignation, will consider the resignation offer and recommend to the Board whether to accept it. The Board, without participation by any director so tendering his or her resignation, will act on the Committee’s recommendation within 90 days following certification of the shareholder vote. The Company will promptly issue a press release disclosing the Board’s decision, and, if the Board rejects the resignation offer, the Board’s reasons for that decision. The Company will also promptly disclose this information in an SEC filing.

If each member of the Committee received a majority withheld vote at the same election, then the independent Directors who did not receive a majority withheld vote will act as a committee to consider the resignation offers and recommend to the Board whether to accept them.

•	We are recommending elimination of the provision mandating plurality voting. In order to enhance the Company’s flexibility to adapt to changing approaches to director elections, the Board is recommending that shareholders vote at this meeting to eliminate the requirement in Morgan Stanley’s Certificate of Incorporation that directors be elected by plurality vote. In December 2005, the Board approved an amendment to Morgan Stanley’s Bylaws to eliminate the Bylaw requirement that directors be elected by plurality vote; the Bylaw amendment will be effective upon the effectiveness of the proposed amendment to the certificate of incorporation. Upon the effectiveness of the proposed amendment to the Certificate of Incorporation, neither Morgan Stanley’s Bylaws nor its Certificate of Incorporation will require plurality voting in director elections. Under Delaware law, our directors will continue to be elected by a plurality vote of shareholders.

•	We have taken strong steps to enhance corporate governance. Recently our Board of Directors has approved several initiatives to strengthen the Company’s corporate governance.

Reshaping the Board of Directors.    Over the course of 2005, the Board of Directors has been substantially reshaped through the resignation of six non-employee directors and the election of four new non-employee directors, as well as a new chairman. These new directors are respected and experienced business leaders and are committed to strong corporate governance for Morgan Stanley.

Declassifying the Board.    In March 2005, the Board recommended that shareholders vote to declassify Morgan Stanley’s Board of Directors, and shareholders voted to end the classified system. The Board is recommending that shareholders vote at this meeting to accelerate termination of the classified system so that all Morgan Stanley directors are elected annually effective immediately.

Eliminating shareholder rights plan.    In December 2004, the Board announced that it would not renew Morgan Stanley’s shareholder rights plan when it expired in April 2005. The Board also adopted a policy under which it will seek shareholder approval for any new rights plan, unless the Board, in the exercise of its fiduciary duties, determines that it would not be in the best interest of shareholders to do so. If a rights plan is adopted without first submitting it to a shareholder vote, the rights plan will be submitted to a shareholder vote within 12 months of adoption.

Appointing lead independent director.    In 2005, the Board revised its Corporate Governance Policies to expressly provide that it is in the best interest of the Company for the independent directors to appoint a lead director, and appointed a lead independent director. Our lead independent director has significant responsibilities, including the approval of information sent to the Board, the approval of Board meeting agendas and the approval of meeting schedules to ensure sufficient time for discussion of all agenda items. The lead director also is available, if requested by major shareholders, for consultation and direct communication. Our lead independent director resigned effective December 31, 2005 and our independent directors are considering the appointment of a new lead independent director.

Eliminating supermajority vote requirements.    The Board previously amended Morgan Stanley’s Bylaws to eliminate a required supermajority Board vote to remove the Chairman and Chief Executive Officer. Current supermajority voting requirements in Morgan Stanley’s Certificate of Incorporation constrain the ability of shareholders to take certain action. The Board is recommending that shareholders vote at this meeting to eliminate supermajority voting requirements in Morgan Stanley’s Certificate of Incorporation applicable to removing directors and applicable to amending Article VI (Action of Stockholders) and Article VII (Board of Directors). Upon the effectiveness of the proposed amendments, Morgan Stanley’s certificate of incorporation will require only a majority of the outstanding shares of common stock to remove directors or to amend Article VI (Action of Stockholders) or Article VII (Board of Directors) of the Certificate of Incorporation.

Revising compensation of Chairman and CEO.    The Board awarded a 2005 bonus to the Chairman and Chief Executive Officer entirely in restricted stock units and in an amount prorated to reflect that he had served for 5 months of 2005.

Restructuring other senior management compensation.    In December 2005, the Board increased to 65% (for 2005 bonuses) from 55% (for 2004 bonuses) the equity component of annual bonuses awarded to all members of the Company’s Management Committee other than the Chairman and Chief Executive Officer.

Eliminating restoration option rights.    In December 2005, the Board adopted a new Corporate Governance Policy opposing the future grant of restoration option rights, which entitle option holders to receive “reload” options upon exercise of existing options.

Favoring Board committee rotation.    During 2005, the Board adopted a new Corporate Governance Policy favoring the periodic rotation of committee assignments and chairs.

Considering diversity in director candidates.    The Board adopted a new Corporate Governance Policy expressly providing that, in considering director candidates, the Board will take into account the diversity of a candidate’s perspectives, background and other demographics.

Sharpening focus on management development and succession.    During 2005, the Board broadened the charter of its compensation committee to include oversight of plans for management development and succession.

•

Uncertainties regarding a majority voting standard should be avoided.    An energetic debate is emerging regarding how directors should be elected at U.S. public companies. There are several uncertainties, including legal uncertainties, related to a majority voting standard. Various organizations, including the American Bar

Association, are currently evaluating majority voting for U.S. public companies. Furthermore, regulators including the NYSE and the Securities and Exchange Commission are considering changes to rules impacting voting in director elections, and the consequences of any rule changes have yet to be determined. For this reason, it is premature to adopt a majority voting standard for director elections at this time.

Our Board recommends that you vote “AGAINST” this proposal. Proxies solicited by the Board will be voted “AGAINST” this proposal unless otherwise instructed.

Item 7—Shareholder proposal regarding simple majority vote

Emil Rossi, P.O. Box 249, Boonville, CA 95415, owner of approximately 5,128 shares of common stock, has notified Morgan Stanley that he intends to present the following proposal and related supporting statement at the annual meeting:

RESOLVED: Shareholders recommend that our Board of Directors take each step necessary for a simple majority vote to apply on each issue that can be subject to shareholder vote to the greatest extent possible. This proposal is focused on precluding voting requirements higher than approximately 51%.

75% yes-vote

This topic won a 75% yes-vote average at 7 major companies in 2004. The Council of Institutional Investors www.cii.org formally recommends adoption of this proposal topic.

End Potential Frustration of the Shareholder Majority

Our current rule allows a small minority to frustrate the will of our shareholder majority. For example, in requiring an 80% vote to make key governance changes at our company, if 79% vote yes and only 1% vote no—only 1% could force their will on the overwhelming 79% majority.

This proposal does not address adopting a majority vote requirement in director elections—an issue gaining a groundswell of support as a separate ballot item.

Progress Begins with One Step

It is important to take one step forward in our corporate governance and adopt the above RESOLVED statement since our 2005 governance standards were not impeccable. For instance in 2005 it was reported (and certain concerns are noted):

•	The Corporate Library (TCL), an independent investment research firm in Portland, Maine rated our company:

“D” in Overall Board Effectiveness.

“F” in CEO Compensation—$40 million a year.

“D” in Shareholder Responsiveness.

Overall Governance Risk Assessment = High

•	We had no Independent Chairman or Lead Director—Independent oversight concern.

•	An awesome 80% shareholder vote was required to make certain key changes—Entrenchment concern.

•	Cumulative voting was not allowed.

•	Two of our directors were designated “problem directors” by The Corporate Library:

1)	Edward Brennan—because he chaired the executive compensation committee at 3M, a company that received a CEO compensation grade of “F” by TCL.

2)	John Mack—due to his involvement with the New York Stock Exchange board during the tenure of former CEO “Dick” Grasso.

To Our Board’s Credit

Our Board has shown that it can make improvements in our corporate governance and I hope our Board takes this opportunity now before it. For example, to our Board’s credit our poison pill was terminated in April 2005 and we continue to be free of a poison pill.

Adopt Simple Majority Vote

Yes on 7

OUR BOARD RECOMMENDS THAT YOU VOTE “AGAINST” THIS PROPOSAL.    Our Board believes that this proposal is not in the best interest of our shareholders and therefore opposes the proposal for the following reasons.

•	Few actions require a supermajority vote. Most proposals submitted to a vote of our shareholders require a majority vote. Under our Certificate of Incorporation and Bylaws, there are very few actions that require a greater vote. Only the provisions of our Certificate of Incorporation and Bylaws related to the following require a supermajority vote (80% approval of the outstanding voting shares): removing directors, amending our Bylaws or amending Article VI (Action of Stockholders), Article VII (Board of Directors) or portions of Article X (amending provisions of the Certificate of Incorporation related to the foregoing) of the Certificate of Incorporation.

•	We are recommending elimination of most supermajority requirements. The Board is recommending that shareholders vote at this meeting to eliminate the supermajority voting requirements in our Certificate of Incorporation related to removing directors and amending Article VI (Action of Stockholders) and Article VII (Board of Directors). See Item 5, beginning on page 33. Upon the effectiveness of the proposed amendments, Morgan Stanley’s certificate of incorporation will require only a majority of the outstanding shares of common stock to remove directors or to amend Article VI (Action of Stockholders) or Article VII (Board of Directors) of the certificate of incorporation.

•	The remaining requirements represent fundamental aspects of our governance framework and should be preserved. Our Board intends to retain the existing approval requirement for amending our Bylaws. Our Board believes that a simple majority vote threshold for amending the Bylaws is not in the best interest of our shareholders. Our Bylaws constitute part of the elemental framework of our governance structure. The Bylaws govern certain basic issues relating to effective corporate governance, including calling and conducting shareholder meetings, director nominations, shareholder proposals, and other matters and procedures. When considering potential Bylaw amendments, our Board has a fiduciary duty to all shareholders; in contrast, shareholders generally have no fiduciary duty to each other. Since shareholders may have differing interests that result in Bylaw amendments affecting different shareholders in different ways, the Board believes that Bylaw amendments should be made by shareholders only if there is a very strong mandate for change. Our Board believes that eliminating the existing approval requirements for amending the Bylaws (both in our Certificate of Incorporation and Bylaws) will not enhance the governance practices at the Company, but rather would disturb the fundamental framework of our Company’s governance structure.

•	The remaining supermajority provision protects shareholder interests. The existing approval requirements for amending our Bylaws also are intended to preserve and maximize the value of the Company for all shareholders by protecting against self-interested actions by a few large shareholders. Our Board believes that decisions affecting fundamental aspects of the Company’s existence and operations should be fair to all shareholders. The Board believes that it is good corporate governance to ensure that fundamental changes of this nature can be made only when a broad consensus of shareholders agrees that a change is prudent.

•	We are committed to effective governance. Our Board is committed to good governance. In addition to the proposed amendments to our Certificate of Incorporation discussed above, during fiscal 2005 our Board took numerous steps (discussed beginning on page 36) to enhance Morgan Stanley’s solid corporate governance foundation.

Our Board recommends that you vote “AGAINST” this proposal. Proxies solicited by the Board will be voted “AGAINST” this proposal unless otherwise instructed.

Item 8—Shareholder proposal regarding severance agreements with senior executives

The Amalgamated Bank LongView Collective Investment Fund, 11-15 Union Square, New York, N.Y. 10003, owner of approximately 392,211 shares of common stock, has notified Morgan Stanley that it intends to present the following proposal and related supporting statement at the annual meeting:

RESOLVED: The shareholders of Morgan Stanley (the “Company”) urge the board of directors to seek shareholder approval for future severance agreements with senior executives that could provide benefits in an amount exceeding 2.99 times the sum of the executive’s base salary plus cash bonus.

“Severance agreements” include any agreements or arrangements that provide for payments or awards in connection with a senior executive’s severance from the Company, including employment agreements; retirement agreements; settlement agreements; change in control agreements; and agreements renewing, modifying or extending such agreements.

“Benefits” include lump-sum cash payments (including payments in lieu of medical and other benefits); the payment of any “gross-up” tax liability; the estimated present value of periodic retirement payments; any stock or option awards that are awarded under any severance agreement; any prior stock or option awards as to which the executive’s access is accelerated under the severance agreement; fringe benefits; and consulting fees (including reimbursable expenses) to be paid to the executive.

Supporting Statement

In mid-2005 Morgan Stanley entered into agreements with certain senior executives that provide what are commonly known as “golden parachutes” if the executives are terminated or leave the company in certain situations.

Specifically Morgan Stanley entered into a Settlement and Release Agreement with then-Chairman and Chief Executive Officer Philip Purcell under which Mr. Purcell would receive, inter alia, an amount equal to double his 2004 base pay plus his annual cash bonus plus the market value of Morgan Stanley’s restricted stock units, with the final figure subject to possible modification depending on future earnings. The value of this package was estimated at $44 million. Mr. Purcell left the Company shortly thereafter.

At about the same time the Company entered into a letter agreement with Co-President Stephen Crawford, who also resigned shortly thereafter. Although he had spent only 3 1/2 months as Co-President, he was entitled to a severance payment worth an estimated $32 million.

A contemporaneous media report stated that the Company’s new Chairman and CEO, John Mack, did not learn about the Board’s approval of these agreements in advance.

Severance agreements may be appropriate in some circumstances. Nonetheless, we believe that the potential cost of such agreements entitles shareholders to be heard when a company may find itself paying out more than 2.99 times a senior executive’s salary and cash bonus.

We believe that shareholder approval of severance packages is particularly warranted at Morgan Stanley, given the size of the recent awards and the Board’s apparent willingness to pay large sums for limited returns. For most of the five-year period before the Board approved these agreements, Morgan Stanley’s performance had trailed that of its peers and the S&P 500.

It may not always be practical to obtain prior shareholder approval, in which case we believe that Morgan Stanley should have the option, in implementing this proposal, to seek approval after the material terms of the agreement are reached.

We urge shareholders to vote FOR this proposal.

OUR BOARD RECOMMENDS THAT YOU VOTE “AGAINST” THIS PROPOSAL.    Our Board believes that this proposal is not in the best interest of shareholders and opposes this proposal for the following reasons.

•	Flexibility promotes competitive recruitment and retention. The proposal would place the Company at a competitive disadvantage by imposing inflexible constraints on the Company’s ability to recruit and retain top talent. The Company and the Board need flexibility in determining the components of a compensation package applicable to an individual situation and the ability to act quickly in recruiting and retaining senior executives. The proposal would require a shareholder referendum on any new hire of a senior executive that includes certain severance provisions, even if the new hire arrangement was otherwise confidential, significantly hampering the Company’s flexibility to act promptly and decisively in attracting qualified executives. In addition, it is unrealistic to expect a senior executive to negotiate an agreement with the Company, and then face the possibility that shareholders would disapprove the arrangement, leaving the executive without an agreement.

•	This proposal discourages equity-based compensation. Like our competitors, we pay a significant percentage of senior executive compensation in equity, which aligns the long-term interests of senior executives with those of shareholders. This proposal, however, ties severance payments to the cash paid to our senior executives, regardless of the percentage of the executives’ total compensation that is paid in cash. Accordingly, the shareholder proposal could have the adverse effect of discouraging equity-based compensation.

•	An independent board committee already approves severance payments. The Board’s Compensation, Management Development and Succession Committee is composed solely of independent directors. Its charter already requires that the Committee shall review and approve employment, severance or similar termination awards or payouts to our senior executives. The Committee exercises its independent judgment and addresses compensation matters for senior executives, including potential severance payments. It also has the ability to act quickly as is frequently required in these situations, thereby preserving flexibility in the highly competitive marketplace for talented executives.

•	Obtaining shareholder approval of severance packages would be impractical and costly. The departure of senior executives can be extremely disruptive to a company. Delaying the separation in order to obtain shareholder approval could have an adverse effect on the Company. With respect to a new executive, obtaining shareholder approval would result in a prolonged shareholder referendum in circumstances where prompt, often confidential, negotiations are necessary. In either case, inserting a shareholder approval contingency impairs the ability to implement an agreement between the parties and increases costs to the Company.

Our Board recommends that you vote “AGAINST” this proposal. Proxies solicited by the Board will be voted “AGAINST” this proposal unless otherwise instructed.

Other Matters

Certain transactions.    During fiscal 2005, our subsidiaries extended credit in the ordinary course of business to certain of our directors, officers and employees and members of their immediate families. These extensions of credit were in connection with margin loans, mortgage loans, credit card transactions, revolving lines of credit and other extensions of credit by our subsidiaries. The extensions of credit were made on substantially the same terms, including interest rates and collateral requirements, as those prevailing at the time for comparable transactions with other persons. The extensions did not involve more than the normal risk of collectability or present other unfavorable features. Directors, officers and employees and members of their immediate families who wish to purchase securities and derivative and financial products and financial services may do so through our subsidiaries. These subsidiaries may offer them discounts on their standard commission rates or fees. These subsidiaries also, from time to time and in the ordinary course of their business, enter into transactions on a principal basis involving the purchase or sale of securities and derivative products in which our directors, officers and employees and members of their immediate families have an interest. These purchases and sales may be made at a discount from the dealer mark-up or mark-down, as the case may be, charged to non-affiliated third parties. Certain employees, including our executive officers, may invest on the same terms and conditions as other investors in investment funds that we may form and manage primarily for client investment, except that we may waive or lower certain fees and expenses for our employees. In addition, we may, pursuant to stock repurchase authorizations in effect from time to time, repurchase or acquire shares of Morgan Stanley’s common stock in the open market or in privately negotiated transactions, which may include transactions with directors, officers and employees. These transactions are in the ordinary course of business and at prevailing market prices.

David P. Purcell and Paul M. Purcell, sons of Philip J. Purcell, are each principals in the general partner of two limited partnerships, Continental Partners, L.P. and Continental Healthcare Fund (QP), L.P., in which Philip J. Purcell owns in excess of 10% of the limited partnership interests. MS&Co. is a prime broker for these limited partnerships and from time to time these limited partnerships may transact other business with the Company’s subsidiaries. All such transactions are in the ordinary course of the Company’s business and on substantially the same terms as comparable transactions with unrelated third parties. During fiscal 2005, these two limited partnerships together paid approximately $1.5 million in commissions and fees to Morgan Stanley for brokerage services.

During fiscal 2005, we engaged in transactions in the ordinary course of business with each of State Street and Barclays and certain of their respective affiliates. Each of State Street and Barclays beneficially owned more than 5% of the outstanding shares of Morgan Stanley common stock as of December 31, 2005. Such transactions were on substantially the same terms as those prevailing at the time for comparable transactions with unrelated third parties. We also engage in transactions, including entering into financial services transactions (e.g., trading in securities, commodities or derivatives) with, and perform investment banking, financial advisory, brokerage, investment management and other services for, entities for which our directors and members of their immediate family serve as executive officers, and may make loans or commitments to extend loans to such entities. The transactions are conducted, services are performed, and loans and commitments are made in the ordinary course of business and on substantially the same terms, including interest rate and collateral, that prevail at the time for comparable transactions with other persons. The loans do not involve more than the normal risk of collectability or present other unfavorable features.

Legal proceedings involving directors.    Beginning on July 19, 2005, shareholder plaintiffs filed purported derivative actions on behalf of Morgan Stanley against certain present and former directors, including Mr. Davies, Mr. Kidder, Dr. Tyson and Dr. Zumwinkel, and its former chief legal officer, based on, among other things, agreements to pay the former CEO and former Co-President of Morgan Stanley and the handling of a lawsuit resulting in an adverse judgment against Morgan Stanley. Four lawsuits filed in the U.S. District Court for the Southern District of New York have been consolidated under the heading In re Morgan Stanley Derivative Litigation, and on January 23, 2006, plaintiffs filed a second amended consolidated complaint that includes claims for, among other things, violations of Sections 10(b) and 14(a) of the Securities Exchange Act of 1934 and breach of fiduciary duties and seeks, among other things, rescission of the severance and compensation agreements and damages. On July 20, 2005, an additional derivative lawsuit was filed in a New York state court against the same defendants challenging the agreement to pay the former Co-President of Morgan Stanley and seeking an accounting for losses as a result thereof.

Pursuant to the provisions of Morgan Stanley’s Bylaws, fees and other expenses incurred in connection with the foregoing derivative litigation are being advanced on behalf of those present and former directors and former chief legal officer by Morgan Stanley. Through February 15, 2006, Morgan Stanley advanced approximately $625,000 for legal fees and expenses relating to the foregoing matters on behalf of such present and former directors.

Other business.    We do not know of any other matters that may be presented for action at the meeting other than those described in this proxy statement. If any other matter is properly brought before the meeting, the proxy holders will vote on such matters in their discretion.

Communications with directors.    Shareholders and other interested parties may contact any of our Company’s directors, the Lead Director, a committee of the Board, the Board’s non-employee directors as a group or the Board generally, by writing to them at Morgan Stanley, Suite D, 1585 Broadway, New York, New York 10036. Shareholder and interested party communications received in this manner will be handled in accordance with the procedures approved by the Company’s independent directors. The Board’s Policy Regarding Communication by Shareholders and Other Interested Parties is available at our corporate governance webpage at www.morganstanley.com.

Shareholder recommendations for director candidates.    The Nominating and Governance Committee will consider director candidates recommended by shareholders. The procedures to submit recommendations are described in the Policy Regarding Director Candidates Recommended by Shareholders, available at our corporate governance webpage at www.morganstanley.com.

Shareholders of record complying with the notice procedures set forth below may make director recommendations for consideration by the Nominating and Governance Committee. Shareholders may make recommendations at any time, but recommendations for consideration as nominees at the annual meeting of shareholders must be received not less than 120 days before the first anniversary of the date that the proxy statement was released to shareholders in connection with the previous year’s annual meeting. Therefore, to submit a candidate for consideration for nomination at the 2007 annual meeting of shareholders, shareholders must submit the recommendation, in writing, by October 30, 2006. The written notice must demonstrate that it is being submitted by a shareholder of record of the Company and include information about each proposed director candidate, including name, age, business address, principal occupation, principal qualifications and other relevant biographical information. In addition, the shareholder must confirm their candidates’ consent to serve as a director. Shareholders must send recommendations to the Nominating and Governance Committee, Morgan Stanley, Suite D, 1585 Broadway, New York, New York 10036.

The Nominating and Governance Committee identifies, evaluates and recommends director candidates to the Board. The Corporate Governance Policies set forth Board membership criteria. The Board seeks members who combine a broad spectrum of experience and expertise with a reputation for integrity. They should have experience in positions with a high degree of responsibility, be leaders in the companies or institutions with which they are affiliated, and be selected based upon contributions they can make to the Board and management and their ability to represent the interests of Morgan Stanley’s shareholders. The Board also takes into account diversity of a candidate’s perspectives, background and other demographics.

The Committee accepts shareholder recommendations of director candidates and evaluates such candidates in the same manner as other candidates. Upon identifying a director candidate, the Committee initially determines the need for additional or replacement Board members and evaluates the director candidate under the criteria described above based on the information the Committee receives with the recommendation or otherwise possesses, which may be supplemented by certain inquiries. If the Committee determines, in consultation with other directors, including the Chairman of the Board, that a more comprehensive evaluation is warranted, the Committee may then obtain additional information about the director candidate’s background and experience, including by means of interviews. The Committee will then evaluate the director candidate further, again using the evaluation criteria described above. The Committee receives input on such director candidates from other directors, including the Chairman of the Board, and recommends director candidates to the full Board for nomination. The Committee may engage a third party to assist in identifying director candidates or to assist in gathering information regarding a director candidate’s background and experience. If the Committee engages a third party, the Committee approves the fee that Morgan Stanley pays for these services.

Shareholders may nominate director candidates by complying with our Bylaw provisions discussed below.

Shareholder proposals for the 2007 annual meeting.    Shareholders intending to present a proposal at the 2007 annual meeting and have it included in our proxy statement for that meeting must submit the proposal in writing to Thomas R. Nides, Secretary, 1585 Broadway, New York, New York 10036. We must receive the proposal no later than October 30, 2006.

Shareholders intending to present a proposal at the 2007 annual meeting, but not to include the proposal in our proxy statement, or to nominate a person for election as a director, must comply with the requirements set forth in our Bylaws. The Bylaws require, among other things, that our Secretary receive written notice from the record shareholder of intent to present such proposal or nomination no more than 120 days and no less than 90 days prior to the anniversary of the preceding year’s annual meeting. Therefore, Morgan Stanley must receive notice of such a proposal or nomination for the 2007 annual meeting no earlier than December 5, 2006 and no later than January 4, 2007. The notice must contain the information required by the Bylaws, a copy of which is available upon request to our Secretary.

Cost of soliciting your proxy.    We will pay the expenses of the preparation of the proxy materials and the solicitation by the Board of your proxy. Our directors, officers and employees, who will receive no additional compensation for soliciting, D.F. King & Co., Inc. and Innisfree M&A Incorporated may solicit your proxy, in person or by telephone, mail, facsimile or other means of communication. We will pay D.F. King and Innisfree fees not exceeding $20,000 each, plus expenses. We will also reimburse brokers, including MS&Co., MSDWI and other nominees, for costs they incur mailing proxy materials.

Shareholders sharing an address.    Consistent with notices sent to record shareholders sharing a single address, we are sending only one summary annual report, Form 10-K annual report and proxy statement to that address unless we received contrary instructions from any shareholder at that address. This “householding” practice reduces our printing and postage costs. Shareholders may request or discontinue householding, or may request a separate copy of the summary annual report, Form 10-K annual report or proxy statement as follows:

•	Record shareholders wishing to discontinue or begin householding, or any record shareholder residing at a householded address wanting to request delivery of a copy of the summary annual report, Form 10-K annual report or proxy statement, should contact our transfer agent, Mellon Investor Services, at 1-800-622-2393 (U.S.), (201) 680-6578 (outside the U.S.) or www.melloninvestor.com, or may write to them at P.O. Box 3315, South Hackensack, NJ 07606-1915.

•	Shareholders owning their shares through a bank, broker or other holder of record who wish to either discontinue or begin householding should contact their record holder. Any householded shareholder may request prompt delivery of a copy of the summary annual report, Form 10-K annual report or proxy statement by contacting us at (212) 762-8131 or may write to us at Investor Relations, 1585 Broadway, New York, NY 10036.

Electronic access to annual meeting materials.    This proxy statement, the summary annual report and Form 10-K annual report are available on our website at www.morganstanley.com/about/ir/sec.html. You can save Morgan Stanley postage and printing expense by consenting to access these documents over the internet. If you consent, you will receive notice next year when these documents are available with instructions on how to view them and submit voting instructions. If you are a shareholder of record, you may sign up for this service through Investor Service Direct at www.melloninvestor.com/isd. If you hold your shares through a bank, broker or other holder of record, contact the record holder for information regarding electronic delivery of materials. Your consent to electronic delivery will remain in effect until you revoke it. If you choose electronic delivery, you may incur costs, such as cable, telephone and internet access charges, for which you will be responsible.

ANNEXES

Annex A

Morgan Stanley

Director Independence Standards

The board has established these guidelines to assist it in determining whether or not directors qualify as “independent” pursuant to the guidelines and requirements set forth in the New York Stock Exchange’s Corporate Governance Rules. In each case, the Board will broadly consider all relevant facts and circumstances and shall apply the following standards (in accordance with the guidance, and subject to the exceptions, provided by the New York Stock Exchange in its Commentary to its Corporate Governance Rules and, with respect to the guidelines in Section 1 below, subject to the applicable Transition Rule set forth in such Rules):

1.    Employment and commercial relationships affecting independence.

A.    Current Relationships.    A director will not be independent if: (i) the director is a current partner or current employee of Morgan Stanley’s internal or external auditor; (ii) an immediate family member of the director is a current partner of Morgan Stanley’s internal or external auditor; (iii) an immediate family member of the director is (a) a current employee of Morgan Stanley’s internal or external auditor and (b) participates in the internal or external auditor’s audit, assurance or tax compliance (but not tax planning) practice; (iv) the director is a current employee, or an immediate family member of the director is a current executive officer, of an entity that has made payments to, or received payments from, Morgan Stanley for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million or 2% of such other company’s consolidated gross revenues; or (v) the director’s spouse, parent, sibling or child is currently employed by Morgan Stanley.

B.    Relationships within Preceding Three Years.    A director will not be independent if, within the preceding three years: (i) the director is or was an employee of Morgan Stanley; (ii) an immediate family member of the director is or was an executive officer of Morgan Stanley; (iii) the director or an immediate family member of the director was (but no longer is) a (a) partner or employee of Morgan Stanley’s internal or external auditor and (b) personally worked on Morgan Stanley’s audit within that time; (iv) the director or an immediate family member of the director received more than $100,000 in direct compensation in any twelve-month period from Morgan Stanley, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service); or (v) a present Morgan Stanley executive officer is or was on the compensation committee of the board of directors of a company that concurrently employed the Morgan Stanley director or an immediate family member of the director as an executive officer.

2.    Relationships not deemed material for purposes of director independence.

In addition to the provisions of Section 1 above, each of which must be fully satisfied with respect to each independent director, the board must affirmatively determine that the director has no material relationship with Morgan Stanley. To assist the board in this determination, and as permitted by the New York Stock Exchange’s Corporate Governance Rules, the board has adopted the following categorical standards of relationships that are not considered material for purposes of determining a director’s independence. Any determination of independence for a director that does not meet these categorical standards will be based upon all relevant facts and circumstances and the board shall disclose the basis for such determination in the Company’s proxy statement.

A.    Equity Ownership.    A relationship arising solely from a director’s ownership of an equity or limited partnership interest in a party that engages in a transaction with Morgan Stanley, so long as such director’s ownership interest does not exceed 2% of the total equity or partnership interests in that other party.

A-1

B.    Director Status.    A relationship arising solely from a director’s position as (i) director or advisory director (or similar position) of another company or for-profit corporation or organization that engages in a transaction with Morgan Stanley or (ii) director or trustee (or similar position) of a tax exempt organization that engages in a transaction with Morgan Stanley (other than a charitable contribution to that organization by Morgan Stanley).

C.    Ordinary Course.    A relationship arising solely from financial services transactions, including but not limited to underwriting, banking, lending or trading in securities, commodities or derivatives, between Morgan Stanley and a company of which a director is an executive officer, employee or owner of 2% or more of the equity of that company, if such transactions are made in the ordinary course of business and on terms and conditions and under circumstances, including credit or underwriting standards, that are substantially similar to those prevailing at the time for companies with which Morgan Stanley has a comparable relationship and that do not have a director of Morgan Stanley serving as an executive officer.

D.    Indebtedness.    A relationship arising solely from a director’s status as an executive officer, employee or owner of 2% or more of the equity of a company to which Morgan Stanley is indebted at the end of Morgan Stanley’s preceding fiscal year, so long as the aggregate amount of the indebtedness of Morgan Stanley to such company is not in excess of 2% of Morgan Stanley’s total consolidated assets at the end of Morgan Stanley’s preceding fiscal year.

E.    Charitable Contributions.    The director serves as an officer, employee, director or trustee of a tax exempt organization, and the discretionary charitable contributions by Morgan Stanley (directly or through the Morgan Stanley Foundation or any similar organization established by Morgan Stanley) to the organization are less than the greater of $100,000 or 1% of the organization’s aggregate annual charitable receipts during the organization’s preceding fiscal year (automatic matching of employee charitable contributions are not included in Morgan Stanley’s contributions for this purpose).

F.    Personal Relationships.    The director receives products or services (e.g., brokerage services, investment products, margin loans, investment management services, mortgages, credit cards or debit cards) from Morgan Stanley in the ordinary course of business and on substantially the same terms as those prevailing at the time for comparable products or services provided to unaffiliated third parties.

G.    Family Members.    Any relationship or transaction between an immediate family member of a director and Morgan Stanley shall not be deemed a material relationship or transaction that would cause the director not to be independent if the standards in this Section 2 would permit the relationship or transaction to occur between the director and Morgan Stanley.

A-2

Annex B

Composite Effect of Certificate of Incorporation Amendments

***

ARTICLE VII

Board of Directors

Subject to the rights of the holders of any series of Preferred Stock, or any other series or class of stock as set forth in this Certificate of Incorporation, to elect additional directors under specified circumstances, the number of directors of the Corporation shall be fixed in such manner as prescribed in the Bylaws of the Corporation and may be increased or decreased from time to time in such manner as prescribed by the Bylaws.

Unless and except to the extent that the Bylaws of the Corporation shall so require, the election of directors of the Corporation need not be by written ballot.

The directors, other than those who may be elected by the holders of any series of Preferred Stock or any other series or class of stock as set forth in this Certificate of Incorporation, shall be elected annually at each annual meeting of stockholders of the Corporation to hold office for a term expiring at the next annual meeting of stockholders, with each director to hold office until his or her successor shall have been duly elected and qualified. The terms of office of each director whose term of office did not expire at the 2006 annual meeting of stockholders of the Corporation shall nonetheless expire upon the effectiveness of this Certificate of Amendment under the General Corporation Law of the State of Delaware (the “Effective Time”), such that the directors elected at the 2006 annual meeting of stockholders of the Corporation effective upon the Effective Time to succeed such directors shall commence their term of office at the Effective Time, for a term expiring at the next annual meeting of stockholders, with each such director to hold office until his or her successor shall have been duly elected and qualified.

Subject to the rights of the holders of any series of Preferred Stock, or any other series or class of stock as set forth in this Certificate of Incorporation, to elect additional directors under specified circumstances, vacancies resulting from death, resignation, retirement, disqualification, removal from office or other cause, and newly created directorships resulting from any increase in the authorized number of directors, may be filled only by the affirmative vote of a majority of the remaining directors, though less than a quorum of the Board of Directors, and directors so chosen shall hold office for a term expiring at the next annual meeting of stockholders, and until such director’s successor shall have been duly elected and qualified. No decrease in the number of authorized directors constituting the Board of Directors shall shorten the term of any incumbent director.

Any director may be removed from office at any time, with or without cause.

B-1

***

ARTICLE X

Amendments

Except as may be expressly provided in this Certificate of Incorporation, the Corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained in this Certificate of Incorporation or a Preferred Stock Designation, and any other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed herein or by applicable law, and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this Article X; provided, however, that any amendment or repeal of Article VIII or Article IX of this Certificate of Incorporation shall not adversely affect any right or protection existing thereunder in respect of any act or omission occurring prior to such amendment or repeal, and provided further that no Preferred Stock Designation shall be amended after the issuance of any shares of the series of Preferred Stock created thereby, except in accordance with the terms of such Preferred Stock Designation and the requirements of applicable law.

Notwithstanding anything contained in this Certificate of Incorporation to the contrary, and in addition to approval by the Board of Directors, the affirmative vote of the holders of at least 80 percent of the voting power of the then outstanding Voting Stock, voting together as a single class, shall be required to amend, repeal or adopt any provision inconsistent with paragraph (1) of Article V or this second paragraph of this Article X. For the purposes of this Certificate of Incorporation, “Voting Stock” shall mean the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors.

B-2

MORGAN STANLEY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR THE 2006 ANNUAL MEETING OF SHAREHOLDERS, APRIL 4, 2006

The undersigned hereby appoints Gary G. Lynch, Thomas R. Nides and Ronald T. Carman, and each of them, attorneys and proxies with full power of substitution, to represent and to vote on behalf of the undersigned all of the shares of common stock of Morgan Stanley that the undersigned is entitled in any capacity to vote if personally present at the 2006 Annual Meeting of Shareholders to be held on April 4, 2006, and at any adjournments or postponements thereof, in accordance with the instructions set forth on the reverse and with the same effect as though the undersigned were present in person and voting such shares. The proxies are authorized in their discretion to vote for the election of a person to the Board of Directors if any nominee named herein becomes unable to serve or for good cause will not serve, upon all matters incident to the conduct of the meeting, and upon such other business as may properly come before the meeting.

PLEASE RETURN THIS PROXY CARD AFTER SIGNING AND DATING IT.

THIS PROXY WILL BE VOTED AS DIRECTED. IF THIS PROXY IS SIGNED, BUT NO DIRECTION IS MADE, IT WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATION OF MORGAN STANLEY’S BOARD OF DIRECTORS.

MS 003

MARK VOTES AS SHOWN USING BLACK OR BLUE INK

Morgan Stanley’s Board recommends a vote “FOR” Proposals 1A, 1B and 2, below.

				FOR	WITHHOLD	FOR ALL EXCEPT
1A. To elect as directors all nominees listed (except as marked to the contrary below):
01 Roy J. Bostock 02 Erskine B. Bowles	03 C. Robert Kidder 04 John J. Mack	05 Donald T. Nicolaisen 06 Hutham S. Olayan	07 O. Griffith Sexton	☐	☐	☐

		FOR	WITHHOLD	FOR ALL EXCEPT
1B. If Proposal 3 is approved by the shareholders, to elect as directors all additional nominees listed (except as marked to the contrary below):
08 Howard J. Davies 09 Charles H. Noski	10 Laura D’Andrea Tyson 11 Klaus Zumwinkel	☐	☐	☐
INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For All Except” box and strike a line through the nominee’s name. Your shares will be voted for the remaining nominee(s).
		FOR	AGAINST	ABSTAIN
2. To ratify the appointment of Deloitte & Touche LLP as independent auditors		☐	☐	☐

Morgan Stanley’s Board recommends a vote “FOR” Proposals 3, 4 and 5, below.

		FOR	AGAINST	ABSTAIN
3.	To amend the certificate of incorporation to accelerate the declassification of the Board of Directors	☐	☐	☐
		FOR	AGAINST	ABSTAIN
4.	To amend the certificate of incorporation to eliminate the provision requiring plurality voting for directors	☐	☐	☐
		FOR	AGAINST	ABSTAIN
5.	To amend the certificate of incorporation to eliminate certain supermajority vote requirements	☐	☐	☐
Morgan	Stanley’s Board recommends a vote “AGAINST” Proposals 6, 7 and 8, below.

		FOR	AGAINST	ABSTAIN
6.	Shareholder proposal regarding director elections	☐	☐	☐
		FOR	AGAINST	ABSTAIN
7.	Shareholder proposal to adopt simple majority vote	☐	☐	☐
		FOR	AGAINST	ABSTAIN
8.	Shareholder proposal regarding future severance agreements with senior executives	☐	☐	☐

Sign exactly as imprinted (do not print). If shares are held jointly, EACH holder should sign. Executors, administrators, trustees, guardians and others signing in a representative capacity should indicate the capacity in which they sign. An authorized officer signing on behalf of a corporation should indicate the name of the corporation and the officer’s title.

Dated , 2006	Signature	Co-Owner (if any) Signature

á	á	DETACH HERE IF YOU ARE SUBMITTING BY MAIL	á	á

MS 003

MORGAN STANLEY 2006 VOTING INSTRUCTION FORM FOR BENEFIT PLAN PARTICIPANTS

I hereby direct the following to vote, in person or by proxy, all of the shares of Morgan Stanley common stock in my account(s) at the 2006 Annual Meeting of Shareholders to be held on April 4, 2006, and at any and all adjournments or postponements thereof, as indicated on the reverse, and, in its (or the proxies’) discretion, for the election of a person to the Board of Directors if any nominee named herein becomes unable to serve or for good cause will not serve, upon all matters incident to the conduct of the meeting, and upon such other business as may properly come before the meeting.

•	Mellon Bank, N.A., as trustee under the Employee Stock Ownership Plan and the Morgan Stanley 401(k) Plan and as custodian under the Employee Stock Purchase Plan. I understand that, (A) if I sign, date, and return this card, Mellon will vote or grant proxies in accordance with the Board of Directors’ recommendation as to each proposal for which I do not give voting instructions, (B) Mellon will vote or grant proxies for all undirected (other than pursuant to clause (A)) and/or forfeited shares in each of these plans, as applicable, in the same respective proportion as the shares of all participants in each respective plan who have timely delivered properly executed voting instructions, and (C) Mellon will hold my voting instructions in confidence to the extent required by applicable law or regulations or the governing instrument.

•	State Street Bank and Trust Company, as trustee under a trust agreement (Trust), in connection with the 1988 and 1995 Equity Incentive Compensation Plans and the Employees’ Equity Accumulation Plan. I understand that, subject to the Trust’s terms, (A) if I sign, date and return this card, State Street will vote or grant proxies in accordance with the Board of Directors’ recommendation as to each proposal for which I do not give voting instructions and (B) State Street will vote or grant proxies with respect to all shares held in the Trust in connection with these plans for which no proper instructions are received (other than pursuant to clause (A)) in the same proportion as the shares held in connection with these plans for which it has received proper instructions.

•	Mellon Bank, N.A., as custodian for stock held on behalf of certain current and former Morgan Stanley employees and directors. I understand that, (A) if I sign, date and return this card, Mellon will vote or grant proxies in accordance with the Board of Directors’ recommendation as to each proposal for which I do not give voting instructions and (B) Mellon will hold my voting instructions in confidence to the extent required by law.

•	State Street Bank and Trust Company, as trustee under the Trust, in connection with the Directors’ Equity Capital Accumulation Plan. I understand that, subject to the Trust’s terms, (A) if I do not sign, date and return this card, State Street will not vote or grant proxies with respect to my shares, and (B) if I sign, date and return this card, State Street will vote (i) in accordance with the Board of Directors’ recommendations as to each proposal for which I do not give voting instructions and (ii) in its discretion, after due consideration, on all other matters that may properly come before the meeting.

•	Mourant Equity Compensation Solutions, as trustee under a trust deed (UK Trust), in connection with the Morgan Stanley International Profit Sharing Scheme and the Morgan Stanley UK Group Profit Sharing Plan. I understand that, subject to the UK Trust’s terms, (A) I must sign, date and return this card in order for Mourant to vote or grant proxies with respect to my shares, and (B) if I sign, date and return this card, Mourant will vote in accordance with the Board of Directors’ recommendations as to each proposal for which I do not give voting instructions and in its discretion on all other matters that may properly come before the meeting.

Voting instructions must be received by 11:00 P.M. (EDT) on April 2, 2006 for shares to be voted in accordance with your instructions.

Notice of 2006 Morgan Stanley Annual Meeting of Shareholders

2000 Westchester Avenue, Purchase, New York 10577

April 4, 2006, 9 a.m., local time

At the meeting, we plan to:

•	elect members of the Board of Directors;
•	ratify the appointment of Deloitte & Touche LLP as independent auditors;
•	amend our Certificate of Incorporation to accelerate the declassification of the Board of Directors;
•	amend our Certificate of Incorporation to eliminate the provision requiring plurality voting for directors;
•	amend our Certificate of Incorporation to eliminate certain supermajority vote requirements;
•	consider three shareholder proposals; and
•	transact such other business as may properly come before the meeting.

To view or print a copy of our Proxy Statement, Annual Report on Form 10-K or Summary Annual Report, go to www.morganstanley.com/about/ir/sec.html. You may request a copy of any of these by calling 1-212-762-8131.

The shares for which you provide voting instructions with this card include your Morgan Stanley 401(k) Plan and Employee Stock Ownership Plan shares, if any. However, if you want to provide voting instructions for your shares in these plans differently from your other plan shares, call 1-201-830-7660 to request separate voting instruction forms for these shares.

If you also hold shares in a brokerage account or in your own name, you also receive a separate proxy card or voting instruction form for those shares. Please be sure to provide voting instructions for these shares separately from (and in addition to) your employee plan shares. Be sure to follow the voting instructions on each card.

MS 002

MARK VOTES AS SHOWN USING BLACK OR BLUE INK

Morgan Stanley’s Board recommends a vote “FOR” Proposals 1A, 1B and 2, below.

				FOR	WITHHOLD	FOR ALL EXCEPT
1A. To elect as directors all nominees listed (except as marked to the contrary below):
01 Roy J. Bostock 02 Erskine B. Bowles	03 C. Robert Kidder 04 John J. Mack	05 Donald T. Nicolaisen 06 Hutham S. Olayan	07 O. Griffith Sexton	☐	☐	☐

		FOR	WITHHOLD	FOR ALL EXCEPT
1B. If Proposal 3 is approved by the shareholders, to elect as directors all additional nominees listed (except as marked to the contrary below):
08 Howard J. Davies 09 Charles H. Noski	10 Laura D’Andrea Tyson 11 Klaus Zumwinkel	☐	☐	☐
INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For All Except” box and strike a line through the nominee’s name. Your shares will be voted for the remaining nominee(s).
		FOR	AGAINST	ABSTAIN
2. To ratify the appointment of Deloitte & Touche LLP as independent auditors		☐	☐	☐

Morgan Stanley’s Board recommends a vote “FOR” Proposals 3, 4 and 5, below.

		FOR	AGAINST	ABSTAIN
3.	To amend the certificate of incorporation to accelerate the declassification of the Board of Directors	☐	☐	☐
		FOR	AGAINST	ABSTAIN
4.	To amend the certificate of incorporation to eliminate the provision requiring plurality voting for directors	☐	☐	☐
		FOR	AGAINST	ABSTAIN
5.	To amend the certificate of incorporation to eliminate certain supermajority vote requirements	☐	☐	☐
Morgan	Stanley’s Board recommends a vote “AGAINST” Proposals 6, 7 and 8, below.

		FOR	AGAINST	ABSTAIN
6.	Shareholder proposal regarding director elections	☐	☐	☐
		FOR	AGAINST	ABSTAIN
7.	Shareholder proposal to adopt simple majority vote	☐	☐	☐
		FOR	AGAINST	ABSTAIN
8.	Shareholder proposal regarding future severance agreements with senior executives	☐	☐	☐

Sign exactly as imprinted (do not print). Executors, administrators, trustees, guardians and others signing in a representative capacity should indicate the capacity in which they sign.

Signature	Dated , 2006

á	á	DETACH HERE IF YOU ARE SUBMITTING BY MAIL	á	á

Please help the Company reduce costs—submit your voting instructions by internet or telephone.

IMPORTANT

YOUR INSTRUCTIONS MUST BE RECEIVED BY

11:00 P.M. (EDT) ON APRIL 2, 2006

1. INTERNET. Go to www.proxyvoting.com/ms2. Follow the instructions.

2. TELEPHONE. Using a touch-tone phone, call 1-866-540-5760 (in the U.S.) or 201-680-6599 (outside the U.S.). Follow the instructions.

3. MAIL. Date, sign and return the voting instruction form in the enclosed envelope.

MS 002

MORGAN STANLEY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR THE 2006 ANNUAL MEETING OF SHAREHOLDERS, APRIL 4, 2006

The undersigned hereby appoints Gary G. Lynch, Thomas R. Nides and Ronald T. Carman, and each of them, attorneys and proxies, with full power of substitution, to represent and to vote on behalf of the undersigned all of the shares of common stock of Morgan Stanley that the undersigned is entitled in any capacity to vote if personally present at the 2006 Annual Meeting of Shareholders to be held on April 4, 2006, and at any adjournments or postponements thereof, in accordance with the instructions set forth on the reverse and with the same effect as though the undersigned were present in person and voting such shares. The proxies are authorized in their discretion to vote for the election of a person to the Board of Directors if any nominee named herein becomes unable to serve or for good cause will not serve, upon all matters incident to the conduct of the meeting, and upon such other business as may properly come before the meeting.

PLEASE SUBMIT YOUR PROXY BY PHONE OR BY INTERNET,

OR RETURN THIS PROXY CARD AFTER SIGNING AND DATING IT.

THIS PROXY WILL BE VOTED AS DIRECTED. IF THIS PROXY IS SIGNED, BUT NO DIRECTION IS MADE, IT WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATION OF MORGAN STANLEY’S BOARD OF DIRECTORS.

Notice of 2006 Morgan Stanley Annual Meeting of Shareholders

2000 Westchester Avenue, Purchase, New York 10577

April 4, 2006, 9 a.m., local time

At the meeting, we plan to:

•	elect members of the Board of Directors;

•	ratify the appointment of Deloitte & Touche LLP as independent auditors;

•	amend our Certificate of Incorporation to accelerate the declassification of the Board of Directors;

•	amend our Certificate of Incorporation to eliminate the provision requiring plurality voting for directors;

•	amend our Certificate of Incorporation to eliminate certain supermajority vote requirements;

•	consider three shareholder proposals; and

•	transact such other business as may properly come before the meeting.

Please help the Company reduce costs – submit your proxy by internet or telephone. If you share an address with other shareholders, you can avoid receiving multiple copies of annual meeting materials and help the Company reduce costs by consenting to householding. The Company can further reduce costs if you agree to receive future versions of our Proxy Statement, Annual Report on Form 10-K and Summary Annual Report electronically over the internet. You can view or print a copy of our annual meeting materials at www.morganstanley.com/about/ir/sec.html. You can request a copy of these materials, or get more information regarding electronic delivery and householding, by contacting our transfer agent, Mellon Investor Services, at 800-622-2393 or www.melloninvestor.com.

MS 001

MARK VOTES AS SHOWN USING BLACK OR BLUE INK

Morgan Stanley’s Board recommends a vote “FOR” Proposals 1A, 1B and 2, below.

				FOR	WITHHOLD	FOR ALL EXCEPT
1A. To elect as directors all nominees listed (except as marked to the contrary below):
01 Roy J. Bostock 02 Erskine B. Bowles	03 C. Robert Kidder 04 John J. Mack	05 Donald T. Nicolaisen 06 Hutham S. Olayan	07 O. Griffith Sexton	☐	☐	☐

		FOR	WITHHOLD	FOR ALL EXCEPT
1B. If Proposal 3 is approved by the shareholders, to elect as directors all additional nominees listed (except as marked to the contrary below):
08 Howard J. Davies 09 Charles H. Noski	10 Laura D’Andrea Tyson 11 Klaus Zumwinkel	☐	☐	☐
INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For All Except” box and strike a line through the nominee’s name. Your shares will be voted for the remaining nominee(s).
		FOR	AGAINST	ABSTAIN
2. To ratify the appointment of Deloitte & Touche LLP as independent auditors		☐	☐	☐

Morgan Stanley’s Board recommends a vote “FOR” Proposals 3, 4 and 5, below.

		FOR	AGAINST	ABSTAIN
3.	To amend the certificate of incorporation to accelerate the declassification of the Board of Directors	☐	☐	☐
		FOR	AGAINST	ABSTAIN
4.	To amend the certificate of incorporation to eliminate the provision requiring plurality voting for directors	☐	☐	☐
		FOR	AGAINST	ABSTAIN
5.	To amend the certificate of incorporation to eliminate certain supermajority vote requirements	☐	☐	☐
Morgan	Stanley’s Board recommends a vote “AGAINST” Proposals 6, 7 and 8, below.

		FOR	AGAINST	ABSTAIN
6.	Shareholder proposal regarding director elections	☐	☐	☐
		FOR	AGAINST	ABSTAIN
7.	Shareholder proposal to adopt simple majority vote	☐	☐	☐
		FOR	AGAINST	ABSTAIN
8.	Shareholder proposal regarding future severance agreements with senior executives	☐	☐	☐

Sign exactly as imprinted (do not print). If shares are held jointly, EACH holder should sign. Executors, administrators, trustees, guardians and others signing in a representative capacity should indicate the capacity in which they sign. An authorized officer signing on behalf of a corporation should indicate the name of the corporation and the officer’s title.

Dated , 2006	Signature	Co-Owner (if any) Signature

á	á	DETACH HERE IF YOU ARE SUBMITTING BY MAIL	á	á

IMPORTANT

YOUR PROXY MUST BE RECEIVED BY THE CLOSE OF THE POLLS

ON APRIL 4, 2006

1.	INTERNET. Go to www.proxyvoting.com/ms. Follow the instructions.
2.	TELEPHONE. Using a touch-tone phone, call 1-866-540-5760 (in the U.S.) or 201-680-6599 (outside the U.S.). Follow the instructions.
3.	MAIL. Date, sign and return the card in the enclosed envelope.

MS 001

You have two additional voting options

Vote by Internet

Log on

to www.proxyvote.com

OR

Vote by Telephone

Call

the toll-free number
located on the vote instruction form
from a touch-tone telephone

VOTE 24 HOURS A DAY, 7 DAYS A WEEK

Morgan Stanley

Your vote is important. Thank you for voting.

You have two additional voting options

[GRAPHIC]

Follow the easy instructions.

Please vote as the Board of Directors recommends on all proposals.

VOTE 24 HOURS A DAY, 7 DAYS A WEEK

[GRAPHIC]

Yo u r v o t e i s i m p o r t a n t . T h a n k y o u f o r v o t i n g .